THIS DOCUMENT IS A COPY OF THE LEASE FILED ON MAY 15, 1996
PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION





















                           OFFICE LEASE

                             BETWEEN

                            LIU CORP.,

                     A CALIFORNIA CORPORATION

                               AND

                     LIBERTY NATIONAL BANK,

                  A NATIONAL BANKING ASSOCIATION
                    TABLE OF CONTENTS



Paragraph                                                   Page

1.   Basic Lease Provisions. . . . . . . . . . . . . . . . . . . . . .1
2.   Premises, Parking and Common Areas. . . . . . . . . . . . . . . .2
3.   Term      . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
4.   Rent      . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
5.   Security Deposit. . . . . . . . . . . . . . . . . . . . . . . . .4
6.   Use       . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
7.   Maintenance, Repairs, Alterations and
          Common Area Service. . . . . . . . . . . . . . . . . . . .  5
8.   Insurance; Indemnity. . . . . . . . . . . . . . . . . . . . . .  7
9.   Damage or Destruction . . . . . . . . . . . . . . . . . . . . . .8
10.  Real Property Taxes . . . . . . . . . . . . . . . . . . . . . . .9
11.  Utilities and Services. . . . . . . . . . . . . . . . . . . . . .9
12.  Assignment and Subletting . . . . . . . . . . . . . . . . . . . 10
13.  Default; Remedies . . . . . . . . . . . . . . . . . . . . . . . 11
14.  Condemnation. . . . . . . . . . . . . . . . . . . . . . . . . . 12
15.  Estoppel Certificate. . . . . . . . . . . . . . . . . . . . . . 12
16.  Landlord's Liability. . . . . . . . . . . . . . . . . . . . . . 13
17.  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . 13
18.  Interest on Past-due Obligations. . . . . . . . . . . . . . . . 13
19.  Time of Essence . . . . . . . . . . . . . . . . . . . . . . . . 13
20.  Additional Rent . . . . . . . . . . . . . . . . . . . . . . . . 13
21.  Incorporation of Prior Agreements; Amendments . . . . . . . . . 13
22.  Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
23.  Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
24.  Recording . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
25.  Holding Over. . . . . . . . . . . . . . . . . . . . . . . . . . 14
26.  Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . 14
27.  Covenants and Conditions. . . . . . . . . . . . . . . . . . . . 14
28.  Binding Effect; Choice of Law . . . . . . . . . . . . . . . . . 14
29.  Subordination . . . . . . . . . . . . . . . . . . . . . . . . . 14
30.  Attorneys Fees. . . . . . . . . . . . . . . . . . . . . . . . . 14
31.  Landlord's Access . . . . . . . . . . . . . . . . . . . . . . . 14
32.  Auctions  . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
33.  Signs     . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
34.  Merger    . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
35.  Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
36.  Guarantor . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
37.  Quiet Possession. . . . . . . . . . . . . . . . . . . . . . . . 15
38.  Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . . 15
39.  Security Measures-Landlord's Reservations . . . . . . . . . . . 15
40.  Easements . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
41.  Performance Under Protest . . . . . . . . . . . . . . . . . . . 16
42.  Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
43.  Conflict  . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
44.  No Offer  . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
45.  Lender Modification . . . . . . . . . . . . . . . . . . . . . . 16
46.  Multiple Parties. . . . . . . . . . . . . . . . . . . . . . . . 16
47.  Defined Terms and Marginal Headings . . . . . . . . . . . . . . 16
48.  Broker    . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
49.  Substituted Premises. . . . . . . . . . . . . . . . . . . . . . 16
50.  Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . 16
51.  Addendum  . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

Exhibit "A-1"                                               Floor Plans
Exhibit "A-2"                                     Plot Plan of Building
Exhibit "B"                                       Rules and Regulations
Exhibit "C"              Conference Center Reservation/Rental Agreement
Exhibit "D"                                            Exterior Signage
Exhibit "E"                                                 Work Letter

                           OFFICE LEASE

   This OFFICE LEASE (the "Lease") is made this 15th day of December, 1995, by and between LIU CORP., a California corporation with its office and place of business located at 17011 Beach Blvd, Suite 826, Huntington Beach, California 92647 ("Landlord"), and Liberty National Bank, a National Banking Association, (hereinafter called "Tenant"). With offices and place of business located at 17011 Beach Blvd., Huntington Beach, CA 92647.

                        LEASE OF PREMISES

   Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to all of the terms and conditions hereinafter set forth, those certain premises (hereinafter called the "Premises") described in Section 1.1 below, and shown attached hereto as Exhibit "A-1". Said Premises are located in the that certain multi-story Office Tower "Office Tower" situated in the "Building Project" located on land situated in the City of Huntington Beach, County of Orange, State of California, all as set forth in paragraph 1.2 of the Basic Lease Provisions. The following Basic Lease Provisions are an integral part of this Lease. In the event of any conflict between any Basic Lease Provision and the balance of this Lease, the latter shall control.

1. Basic Lease Provisions

   1.1  Leased Premises:   Suites 100 & 120, of the Office
Tower, consisting of approximately 4,216 useable square feet and 4,722 rentable square feet. The parties agree that 4,216 shall be the figure used for any calculations based on useable square feet, and 4,722 shall be the figure used for any calculations based on rentable square feet.

   1.2  Office Tower and Building Project:     The Building
Project is commonly described as being located at the Southwest corner of Beach Blvd. and Warner Avenue, with the Office Tower address being 17011 Beach Boulevard, in the City of Huntington Beach, County of Orange, State of California.

   1.3  Use of Premises:   Retail Banking and General Offices,
subject to paragraph 6.

   1.4  Lease Term:   Approximately five (5) years and two (2)
months, commencing upon Tender of Possession, ("Commencement Date") and ending on the last day of the second month following the fifth anniversary of the Commencement Date, ("Expiration Date").

        The parties shall designate the exact Commencement Date in a letter or amendment to be attached to this Lease at the time such actual Commencement Date is ascertained.

        Since the Base Rent schedule under this Lease is set forth by month number, in the event the Commencement Date is other than the first day of a month, then that first partial month of this lease shall be at the same rate as scheduled for month 1, with the first full month of this lease being considered month 1 for purposes of the rent schedule.

   1.5 Base Rent: $1.40 per rentable square foot, $6,610.80 per month, payable in advance on the first day of each month, per paragraph 4.1.

   1.6  Base Rent Increases:  Fixed for the initial lease term.

   1.7 Total Paid Upon Lease Execution: $13,882.68, which represents the first month's Base Rent and the Security Deposit.

   1.8  Security Deposit:  $7,271.88

   1.9  Tenant's Share of Operating Expenses:  ("Additional
Rents") as defined in paragraph 4.2.  Expense stop: 1996 Base
Year.

        a) Office Tower:
             (1) Premises Area:     4,722 rentable sq.  ft.
             (2) Total Building Area: 205,833 Sq.Ft.
             (3) Tenant's Pro-Rate Share:   2.29%

        b) Building Project Common Areas:
             (1) Premises Area:     4,722 rentable sq.  ft.
             (2) Total Project Rentable Square Footage: 307,811
Sq.Ft.
             (3) Tenant's Pro-Rata Share:    1.53%

   1.10 Address for Notices:


LANDLORD:

LIU CORP.
c/o Birtcher Properties
17011 Beach Blvd., Suite 826
Huntington Beach, CA 92647
TENANT:

LIBERTY NATIONAL BANK
Attention: Philip S. Inglee,
President & CEO
7777 Center Avenue
Huntington Beach, CA 92647

   1.11 Brokers: CB Commercial and Travers Realty Corporation

2. Premises, Parking and Common Areas.

   2.1  Premises:     The Premises as set forth in paragraph
1.1 located within the Office Tower identified in paragraph 1.2 of the Basic Lease Provisions. The Premises, the Office Tower, the Common Areas (as hereinafter defined), the land upon which the same are located, along with all other buildings, parking structures, and improvements thereon, are hereinafter collectively referred to as the "Building Project".

   2.2 Vehicle Parking: (a) So long as Tenant is not in default, and subject to the rules and regulations attached hereto as Exhibit "B", and as may be modified by Landlord from time to time, Tenant shall be entitled to use parking spaces within the parking structure in the Building Project. Tenant and Tenant's employees will be required to park their vehicles in the parking structure. If however, Tenant commits, permits or allows any of the prohibited activities described in the Lease or the rules and regulations then in effect, then Landlord shall have the right to terminate Tenant's use of the parking structure or other parking area. Upon receipt of such notice, Tenant shall be prohibited from using the parking structure or other parking area and said vehicle involved will be subject to removal at the vehicle owner's sole cost and expense.

        (b) If Landlord elects or is required to limit or control parking by customers or invitees of the Building Project or any other method of assessment, or any program for free or reduced cost transportation, Tenant agrees to participate in such validation, assessment or transportation program under such reasonable rules and regulations as are from time to time established by Landlord with respect thereto. In the event Landlord undertakes a voluntary reduction in the number of parking spaces without consent of Tenant, and such reduction creates an unreasonable negative impact on Tenant's business, the parties agree to meet in good faith to attempt to resolve the issue after written demand to Landlord from Tenant. If such issue is not resolved by the parties within fifteen days from Tenant's notice date, then provided Tenant gives Landlord further written notice within said fifteen days, Tenant, as its sole remedy, shall be permitted to terminate this Lease, effective in thirty days from termination notice date.

   2.3 Common Areas - Definition: The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Building Project that are provided and designated by the Landlord from time to time for the general non-exclusive use of Landlord, and of other tenants of the Building Project and their respective employees, suppliers, shippers, customers and invitees, including but not limited to common entrances, lobbies, corridors, stairways and stairwells, public restrooms, elevators, escalators, parking areas to the extent not otherwise prohibited by this Lease, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, ramps, driveways, landscaped areas and decorative walls.

   2.4 Common Areas - Rules and Regulations: Tenant agrees to abide by and to conform to the rules and regulations attached hereto with respect to the Building Project, and to cause its employees, suppliers, shippers, customers and invitees to so abide and conform. Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to modify, to amend and to enforce said rules and regulations as to Tenant, their agents, employees and invitees of the Building Project.

   2.5 Common Areas - Changes: Landlord shall have the right, in Landlord's sole discretion, from time to time:

        a) To make changes to the Building interior and exterior and Common Areas, including, without limitation, changes in the location, size, shape, number, and appearance thereof, including but not limited to the lobbies, windows, stairways, air shafts, elevators, escalators, restrooms, driveways, entrances parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, decorative walls, landscaped areas and walkways;

        b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

        c) To designate other land and improvements outside the boundaries of the Building Project to be a part of the Common Areas, provided that such other land and improvements have a reasonable and functional relationship to the Building Project;

        d) To add additional buildings and improvements to the Common Areas;

        e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building
Project, or any portion(s) thereof;

        f) To do and perform such other acts and make such other changes in, to or with respect to the Building Project as Landlord may, in the exercise of its reasonable business judgment, deem appropriate.

3. Term.

   3.1 Term: The term and Commencement Date of this Lease shall be as specified in paragraph 1.4 of the Basic Lease
Provisions.


   3.2 Delay in Possession: (a) Notwithstanding the Commencement Date, if for any reason Landlord cannot deliver possession of the Premises to Tenant, and subject to paragraph 3.2.2, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder nor extend the term hereof; but in such case, Tenant shall not be obligated to pay rent or perform any other obligation(s) of Tenant under the terms of this Lease, except as may be otherwise provided in this Lease, until possession of the Premises is tendered to Tenant, as hereinafter defined.

        (b) In the event, through no acts or omissions of Tenant, its agents, employees and/or contractors, Landlord is unable to make a Tender of Possession of the Premises to Tenant by July 1, 1996, then Tenant, as Tenant's sole remedy, shall be permitted to terminate this lease, receive a refund of any prepaid rent and any security deposit paid to Landlord.

   3.2.1 Possession Tendered - Defined: Possession of the Premises shall be deemed tendered to Tenant ("Tender of Possession") upon the occurrence of the following events: (i) the Office Tower utilities are ready for use in the Premises, and
(ii) upon substantial completion of Tenant Improvements to be constructed by Landlord per Exhibit "E", attached hereto, and
(iii) Tenant has been provided access to the Premises.

   3.2.2 Delays Caused by Lessee: Tenant shall be liable for all of the terms and conditions of this Lease immediately upon Landlord's Tender of Possession. There shall be no abatement of rent, for any delays in possession of the Premises by Tenant following Tender of Possession caused by any acts or omissions of Tenant, its agents, employees and or contractors.

   3.3 Early Possession: If Tenant occupies the Premises prior to the Commencement Date, with Landlord's consent, such occupancy shall be subject to all provisions of this Lease, such occupancy shall not change the Expiration Date and Tenant shall pay rent in accordance with the Lease for such occupancy.

4. Rent.

   4.1 Base Rent: Subject to adjustment as hereinafter provided in paragraph 4.2 and except as may be otherwise expressly provided in this Lease, Tenant shall pay to Landlord the Base Rent for the Premises set forth in paragraph 1.5 of the Basic Lease Provisions, without offset or deduction. Tenant shall pay Landlord upon execution hereof the Base Rent described in paragraph 1.7 and Additional Rents payable under paragraph 1.9 of the Basic Lease Provisions. If the Commencement Date occurs on a day other than the first day of a calendar month, Base Rent and Additional Rents as defined in 4.2 shall be paid as if for a full month and Base Rent and Additional Rent for the second month shall be prorated on a daily basis, which proration shall be calculated in accordance with Landlord's general accounting practices. All Rents due under this Lease shall be paid in lawful money of the United States of America at Landlord's address as stated herein. If any check of Tenant should for any reason fail to clear the bank and the proceeds are not credited to Landlord's account, Tenant shall be assessed a fee of fifty dollars ($50.00) for such check, and shall thereafter tender such Rents by Cashier's Check which shall also include any other applicable charges including, but not limited to, a late charge and an interest charge as provided herein. Rent shall be payable in lawful money of the United States to Landlord at the address stated herein or to such other persons or at such other places as Landlord may designate in writing.

   4.2 Operating Expenses: If Operating Expenses (as defined below) for any calendar year commencing with 1997 exceed the Operating Expenses for the Base Year, Tenant shall pay to Landlord "Additional Rent", Tenant's Share of such increase in Operating Expenses. Tenant shall pay monthly to Landlord as "Additional Rents" during the term hereof, in addition to the Base Rent, Tenant's Share, as hereinafter defined, of all Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

        a) "Tenant's Share" is defined, for purposes of this Lease, as the percentages set forth in paragraph 1.9 of the Basic Lease Provisions, which percentages have been determined by dividing the approximate square footage of the Premises by the total approximate square footage of the rentable space contained in the Office Tower and the Building Project. It is understood and agreed that the square footage figures set forth in the Basic Lease Provisions are approximations which Landlord and Tenant agree are reasonable and shall not be subject to revision except in connection with an actual change in the size of the Premises or a change in the rentable space in the Office Tower and/or the Building Project.

        b) "Operating Expenses" is defined, for purposes of this Lease, to include all costs, if any, incurred by Landlord in the exercise of its reasonable discretion, for:

             (i) The administration, management, operations, repair, maintenance, and replacement, in neat, clean, safe, good order and condition, of the Office Tower and the Building
Project, including but not limited to, the following:

                 (aa)  The Common Areas, including surfaces,
coverings, decorative items, carpets, drapes and window coverings, and including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, stairways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities, building exteriors and roofs, fences and gates, pool and/or fountain.

                 (bb)  All heating, air conditioning,
plumbing, electrical systems, life safety equipment, telecommunication systems and other equipment used in common by, or for the benefit of tenants or occupants of the Office Tower and the Building Project, including elevators and escalators, tenant directories, doors, locks and related hardware, fire detection systems, including sprinkler system maintenance and repair.

             (ii)      Trash disposal, janitorial and security
services, pest control;

             (iii)    Any other service to be provided by
Landlord that is elsewhere in this Lease stated to be an "Operating Expense";

             (iv)       The cost of the premiums for the
liability and property insurance policies to be maintained by Landlord under paragraph 8 hereof;

             (v) The amount of the real property taxes to be paid by Landlord under paragraph 10.1 hereof;

             (vi)       The cost of water, sewer, gas,
electricity, and other publicly mandated services to the Building
Project;

             (vii)  Labor, salaries and applicable fringe
benefits and costs, materials, supplies and tools, used in maintaining and/or cleaning the Building Project and accounting and a management fee attributable to the operation of the Building Project;

             (viii) Replacing and/or adding improvements that might be mandated by any governmental agency.

        (c) Any management fee charged (in Tenant's Share) to the Tenant as provided in 4.2(b)(i) and 4.2(b)(vii) as part of the Operating Expenses shall be fifteen percent (15%) of all Operating Expenses (exclusive of said management fee), or the actual management fee incurred by Landlord (provided such is consistent with customary fees being charged by management companies in the area for similar Office Building Projects), whichever is greater. The "management fee" is separate from labor costs for on-site management and maintenance personnel. Landlord shall be entitled to a 15% management and administration fee which reasonably represents the estimated costs and expenses incurred by Landlord in performing these services.

        (d) Operating Expenses shall not include any expenses paid by any Tenant directly to third parties, or as to which Landlord is otherwise reimbursed by any third party, other tenant, or by insurance proceeds.

        (e) Tenant's Share of Operating Expenses shall be payable by Tenant within ten (10) days after a reasonably detailed statement of actual expenses is presented to Tenant by Landlord. At Landlord's option, however, an amount may be estimated by Landlord from time to time of Tenant's Share of annual Operating Expenses and the same shall be payable monthly or quarterly, as Landlord shall designate, during each calendar year of the Lease Term, on the same day as the Base Rent is due hereunder. In the event that Tenant pays Landlord's estimate of Tenant's share of Operating Expenses as aforesaid, Landlord shall deliver to Tenant within ninety (90) days after the expiration of each calendar year a reasonably detailed statement showing Tenant's share of the actual Operating Expenses incurred during the preceding year. Failure to issue said statement within the ninety (90) days does not release Tenant of liability. If Tenant's payments under this paragraph 4.2(e) during said preceding calendar year exceeded Tenant's Share as indicated on said statement, Tenant shall be entitled to a credit in the amount of the overpayment against Tenant's Share of Operating Expenses next falling due. If Tenant's payments under this paragraph during said preceding calendar year were less than Tenant's Share as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within ten (10) days after delivery by Landlord to Tenant of said statement. Failure of Landlord to issue said statement during the prescribed time shall not relieve Tenant of liability for any amounts due.

        (f) With respect to any calendar year or partial calendar year during the term of this Lease in which the Office Tower is not occupied to the extent of ninety-five percent (95%) of the rentable area thereof, the annual Operating Expenses for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Office Tower been occupied to the extent of ninety-five percent (95%) of the rentable area thereof at the same rate of Operating Expenses per square foot of rentable area as that actually incurred during such calendar year or partial calendar year.

    4.3 Annual Rent Increases: If applicable to this Lease pursuant to paragraph 1.6 of the Basic Lease Provisions, during the term of this Lease, or any extension hereof, the Base Rent payable herein shall not be increased.

5. Security Deposit: Tenant shall deposit with Landlord upon execution hereof the security deposit set forth in paragraph 1.8 of the Basic Lease Provisions as security for Tenant's faithful performance of Tenant's obligations hereunder. If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default for the payment of any other sum to which Tenant may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of said deposit, Tenant shall within ten (10) days after written demand therefore deposit certified funds with Landlord in an amount sufficient to restore said deposit to the full amount of the then Security Deposit of Tenant plus an administrative fee of $100.00. If the monthly Base Rent and/or Additional Rents hereunder shall, from time to time, increase during the term of this Lease, Tenant shall, at the time of such increase, deposit with Landlord additional money as a security deposit so that the total amount of the security deposit held by Landlord shall at all times bear the same proportion to the then current Base Rent and Additional Rents as the initial security deposit bears to the initial Base Rent and Additional Rents set forth in paragraphs 1.5, 1.8 and 1.9 of the Basic Lease Provisions. Landlord shall not be required to keep said security deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, said deposit, or so much thereof as has not heretofore been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the term hereof, but only after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to said security deposit. In no event shall Tenant request nor attempt to apply, any portion of said security deposit, for any period of this Lease, towards any unpaid or future rents due hereunder.

6. Use.

   6.1 Use: The Premises shall be used and occupied only for the purpose set forth in paragraph 1.3 of the Basic Lease Provision and Tenant shall not otherwise use or permit any unauthorized uses without the prior written consent of Landlord. Landlord does not warrant that the Building Project is appropriately zoned for Tenant's proposed or intended uses of this leased space. Tenant assumes all responsibility and risk therefore. Notwithstanding the above, Landlord warrants that, as of the date of execution of this Lease, the property's municipal zoning permits a retail bank branch and general office use.

   6.2 Compliance with Law: Tenant shall, at Tenant's sole cost and expense, promptly comply with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements of any fire insurance underwriters or rating bureaus, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of the term hereof, relating in any manner to the Premises and the occupation and use by Tenant of the Premises. Tenant shall conduct its business in a lawful manner and shall not use or permit the use of the Premises or the Common Areas in any manner that will tend to create waste or a nuisance or shall tend to unreasonably disturb other occupants of the Building Project.

   6.3 Condition of Premises: (a) Landlord shall deliver the Premises to Tenant in a clean condition on the Commencement Date unless Tenant is already in possession. Tenant acknowledges that Landlord nor any of its agents has not made any representations or warranty with respect to the Premises or the Building Project. Possession of the Premises by Tenant shall conclusively establish that the Premises and the Building Project were at such time of Tenant's initial possession, in good and sanitary order, condition and repair.

        (b) Except as otherwise provided in this Lease, Tenant hereby accepts the Premises and the Building Project in their condition existing as of the Commencement Date or the date that Tenant takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any easements, covenants, or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Tenant acknowledges that it has satisfied itself by its own independent investigation that the Premises are suitable for its intended use, and that neither Landlord nor Landlord's agent or agents have made any representation or warranty as to the present or future suitability of the Premises, Common Areas, or Building Project for the conduct of Tenant's business. Subject to Section 2.2(b), Landlord expressly reserves the right to change the configuration and location of the parking facilities and Common Areas within the boundaries of the Building Project and such changes shall not effect Tenant's obligations under this Lease.

7. Maintenance, Repairs, Alterations and Common Area
   Service.

   7.1  Landlord's Obligations:  Landlord shall, and subject to
Section 4.2, keep in good condition and repair the foundations, bearing walls (excluding surface maintenance such as painting) and structural portions of the roof (excluding the roof membrane) of the Premises unless the cause for such maintenance and repairs are caused in part or in whole by any act, neglect, fault or omission by Tenant, its agents, servants, employees, invitees, or caused by breaking and entering, in which case Tenant shall pay Landlord the actual cost of such maintenance and repairs concurrently with the next payment of Base Rent plus a 20% administration charge of such actual costs. Except as provided in paragraph 9.5, there shall be no abatement of rent or liability of Tenant on account of any injury or interference with Tenant's business with respect to any improvements, alterations or repairs made by Landlord to the Building Project or any part thereof. Tenant waives the right to make repairs at Landlord's expense under Section 1942 of the California Civil Code, or under any law, statute or ordinance now or hereinafter in effect, or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

    7.2 Tenant's Obligations: a) Notwithstanding Landlord's obligation to deliver the Premises in good condition and repair, Tenant shall be responsible for payment of the cost to Landlord as Additional Rent for that portion of the cost of any maintenance and repair of the Premises, or any equipment (wherever located) that serves only Tenant or the Premises, to the extent such cost is attributable to causes beyond normal wear and tear. Tenant shall be responsible for the cost of painting, cleaning, repairing and or replacing wall coverings, carpets and to repair or replace any Premises improvements that are not ordinarily a part of the Building or that are above then Building standards. Landlord may, at its option, upon reasonable notice, elect to have Tenant perform any particular such maintenance or repairs the cost of which is otherwise Tenant's responsibility hereunder.

        b) On the last day of the term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as received, ordinary wear and tear excepted, clear and free of debris. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Tenant. Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant's trade fixtures, alterations, furnishings and equipment. Except as otherwise stated in this Lease, Tenant shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, air conditioning, window coverings, wall coverings, carpets, wall paneling, ceilings and plumbing on the premises and in good and operating condition.

   7.3  Alterations and Additions:

        a) Tenant shall not, without Landlord's prior written consent, make any alterations, improvements, additions, Utility Installations or repairs in, on or about the Premises or the Building Project. As used in this paragraph 7.3 the term "Utility Installation" shall include carpeting, window and wall coverings, power panels, electrical distribution systems, lighting fixtures, air conditioning, plumbing, and telephone and telecommunication wiring and equipment. At the expiration of the term, Landlord may require the removal of any or all of said alterations, improvements, additions or Utility Installations, and the restoration of the Premises and the Building Project to their prior condition, at Tenant's expense. Should Landlord permit Tenant to make its own alterations, improvements, additions or Utility Installations, Tenant shall use only such contractor as has been expressly approved by Landlord in writing, and Landlord may require Tenant to provide Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Landlord against any liability for mechanic's and/or materialmen's liens and to insure completion of the work. Should Tenant make any alterations, improvements, additions, or Utility Installations without the prior written approval of Landlord, or use a contractor not expressly approved by Landlord, Landlord may at any time during the term of this Lease, require Tenant to remove any part or all of the same.

        b) Any alterations, improvements, additions or Utility Installations in or about the Premises or the Building Project that Tenant shall desire to make shall be presented to Landlord in written form, with proposed detailed plans. Tenant agrees to reimburse Landlord upon written demand to Tenant for all costs and expenses (including, without limitation, any architects' and/or engineers' fees) incurred by Landlord in approving or disapproving Tenant's plans for such alteration, improvement, addition or Utility Installation. If Landlord shall give its consent to Tenant's making such alteration, improvement, addition or Utility Installation, the consent shall be deemed conditioned upon Tenant acquiring a permit to do so from the applicable governmental agencies, furnishing a copy thereof to Landlord prior to the commencement of the work, and compliance by Tenant with all conditions of said permit in a prompt and expeditious manner.

        c) Tenant shall pay, when due, all claims for labor or materials furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises, the Building or the Building Project, or any interest therein.

        d) Tenant shall give Landlord no less than ten (10) days' notice prior to the commencement of any work in the Premises by Tenant, and Landlord shall have the right to post notices of non-responsibility in or about the Premises or the Office Tower as provided by law. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole cost and expense defend itself and Landlord against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Premises, the Office Tower or the Building Project, upon the condition that if Landlord shall require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to such contested lien claim or demand indemnifying Landlord against liability for the same and holding the Premises, the Building and the Building Project free from the effect of such lien or claim. In addition, Landlord may require Tenant to pay Landlord's reasonable attorneys' fees and costs in participating in such action if Landlord shall decide it is to Landlord's best interest so to do.

        e) All alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Tenant) which may be made to the Premises by Tenant, including but not limited to, floor coverings, panelings, doors, drapes, built-ins, moldings, sound attenuation, lighting and telephone or communication systems, conduit, wiring and outlets, shall be made and done in a good and workmanlike manner and of good and sufficient quality and materials and shall be the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Lease term, unless Landlord requires their removal pursuant to paragraph 7.2(b), in which case Tenant shall bear all cost and expense for such removal and repair of the Premises. Provided Tenant is not in default, notwithstanding the provisions of this paragraph 7.3(e), Tenant's personal property and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises or the Office Tower, and other than Utility Installations, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of paragraph 7.2(b). Tenant shall make any repairs necessary as a result of such removal.

        f) Tenant shall at its sole expense, provide Landlord with as-built plans and specifications for any alterations, improvements, additions or Utility Installations.

   7.4 Utility Additions: Landlord reserves the right to install new or additional utility facilities throughout the Building Project for the benefit of Landlord or Tenant, or any other tenant of the Building Project, including, but not limited to such utilities as plumbing, electrical systems, security systems, communication systems, fire protection and detection systems, so long as such installations do not unreasonably interfere with Tenant's use of the Premises.



8. Insurance; Indemnity.

        8.1  Liability Insurance - Tenant:      Tenant shall,
at Tenant's expense, obtain and keep in force during the term, or any extension of this Lease, a policy of Comprehensive General Liability insurance utilizing an Insurance Services Office standard form with Broad Form General Liability Endorsement (GL0404), or equivalent, in an amount of not less than $1,000,000 per occurrence of bodily injury and property damage combined or in a greater amount as reasonably determined by Landlord. Said policy of insurance shall insure Tenant with Landlord as an additional insured against liability arising out of the use, occupancy or maintenance of the Premises. Compliance with this requirement of insurance shall not, however, limit the liability of Tenant hereunder.

   8.2  Liability Insurance - Landlord:   Landlord shall obtain
and keep in force during the term or any extension of this Lease, a policy of Combined Single Limit Bodily Injury and Broad Form Property Damage Insurance, plus coverage against such other risks Landlord deems advisable from time to time, insuring Landlord, but not Tenant, against liability arising out of the ownership, use, occupancy or maintenance of the Building Project in an amount not less than $5,000,000.00 per occurrence.

   8.3  Property Insurance - Tenant:   Tenant shall, at
Tenant's expense, obtain and keep in force during the term of this Lease for the benefit of Tenant, replacement cost fire and extended coverage insurance, with vandalism and malicious mischief, sprinkler leakage and earthquake sprinkler leakage endorsements, in an amount equal to not less than 100% of the full replacement cost, as the same may exist from time to time, of all of Tenant's personal property, fixtures, equipment and tenant improvements.

   8.4  Property Insurance - Landlord:   Landlord shall obtain
and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Building Project improvements, but not Tenant's personal property, fixtures, equipment or tenant improvements, in the amount of the full replacement cost thereof, as the same may exist from time to time, utilizing Insurance Services Office standard form, or equivalent, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, plate glass, and such other perils as Landlord deems advisable or may be required by a lender having a lien on the Building Project. In addition, Landlord shall obtain and keep in force, during the term of this Lease, a policy of rental value insurance covering a period of one year, with loss payable to Landlord, which insurance shall also cover all Operating Expenses for said period. Tenant will not be named in any such policies carried by Landlord and shall have no right to any proceeds therefrom. The policies required by these paragraphs 8.2 and 8.4 shall contain such deductibles as Landlord or the aforesaid lender may determine. In the event that the Premises shall suffer damage as defined in paragraph 9.1 hereof, the deductible amounts under the applicable insurance policies shall be deemed an Operating Expense. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies carried by Landlord. Tenant shall pay the entirety of any increase in the property insurance premium for the Building Project over what it was immediately prior to the commencement of the term of this Lease if the increase is specified by Landlord's insurance carrier as being caused by the nature of Tenant's occupancy or any act or omission of Tenant.

   8.5  Insurance Policies:   Tenant shall deliver to landlord
copies of liability insurance policies required under paragraphs
8.1 and 8.3 or certificates evidencing the existence and amounts of such insurance within seven (7) days after the Commencement Date of this Lease. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord. Tenant shall, at least (30) days prior to the expiration of such policies, furnish Landlord with renewals thereof.

   8.6  Waiver of Subrogation:   Tenant and Landlord each
hereby release and relieve the other, and waive their entire right of recovery against the other, for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carrier by such party, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees. If necessary all property insurance policies required under this Lease shall be endorsed to so provide.

   8.7 Indemnity: Subject to the provisions of paragraph 8.9, Tenant shall indemnify and hold harmless Landlord and its agents, employees, licensees and contractors, Landlord's master or ground lessor, partners and lenders, from and against any and all claims for damage to the person or property of anyone or any entity arising from Tenant's use of the Building Project, or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant in or about the Premises or elsewhere and shall further indemnify and hold harmless Landlord from and against any and all claims, costs and expenses arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or omission of Tenant, or any of Tenant's agents, contractors, employees or invitees and from and against all costs, attorney's fees, expenses and liabilities incurred by Landlord as the result of any such use, conduct, activity, work, things done, permitted or suffered, breach, default or negligence, and in dealing reasonably therewith, including but not limited to the defense or pursuit of any claim or any action or proceeding involved therein, and in case an action or proceeding be brought against Landlord by reason of any such matter, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense. Landlord need not have first paid any such claim in order to be so indemnified.

   8.8 Exemption of Landlord from Liability: Subject to the provisions of paragraph 8.9, Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for loss of or damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises or the Building Project. Landlord shall not be liable for injury to the person of Tenant, Tenant's employees, agents, invitees, customers or contractors, whether such damage or injury is caused by or results from theft, fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipe, sprinklers, wires, telecommunication wiring and equipment, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Building Project, or from other sources or places, or from new construction of the repair, alteration or improvement of any part of the Building Project, or of the equipment, fixtures or appurtenances applicable thereto, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, occupant or user of the Building Project, nor from the failure of Landlord to enforce the provisions of any other lease of any other tenant of the Building Project. Notwithstanding the foregoing, Landlord will not be exempt from liability for its own gross negligence or wilful misconduct.

   8.9  No Representation of Adequate Coverage:   Landlord
makes no representation that the limits or forms of coverage of insurance specified in this paragraph 8 are adequate to cover
Tenant's property or obligations under this Lease.

9. Damage or Destruction

   9.1  Definitions:

        a) "Premises Damage" shall mean if the Premises are damaged or destroyed to any extent.

        b) "Office Tower Partial Damage" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to is less than fifty percent (50%) of the then Replacement Cost of the Building.

        c) "Office Tower Total Destruction" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is fifty percent (50%) or more of the then Replacement Cost of the Building.

        d) "Insured Loss" shall mean damage or destruction which was caused by an event required to be covered by the insurance described in Paragraph 8. The fact than an Insured
Loss has a deductible amount shall not make the loss an uninsured loss.

        e) "Replacement Cost" shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the damage occurring, excluding all improvements made by tenants.

   9.2  Premises Damage; Office Tower Partial Damage.

        a)   Insured Loss:   Subject to the provisions of
paragraphs 9.4 and 9.5, if at any time during the term or any extension of this Lease, there is damage which is an Insured Loss and which falls into the classification of either Premises Damage or Office Tower Partial Damage, then Landlord shall, as soon as reasonably possible and to the extent the required materials and labor are readily available through usual commercial channels, at Landlord's expense, repair such damage (but not Tenant's fixtures, equipment, personal property or Tenant improvements, which Tenant shall restore at Tenant's expense), to its condition existing immediately prior to damage, and this Lease shall continue in full force and effect without set off or abatement of any rents.

        b) Uninsured Loss: Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term or any extension of this Lease, there is damage which is not an Insured Loss and which falls within the classification of Premises Damage or Office Tower Partial Damage, unless caused by a negligent or willful act of Tenant (in which event Tenant shall make the repairs at Tenant's expense), which damage prevents Tenant from making any substantial use of the Premises, Landlord may at Landlord's option either (i) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord's intention to cancel and terminate this Lease as of the date of the occurrence of such damage, in which event this Lease shall terminate as of the date of the occurrence of such damage.

   9.3  Office Tower Total Destruction:   Subject to the
provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage, whether or not it is an Insured Loss, which falls into the classification of Office Tower Total Destruction then Landlord may at Landlord's option either
(i) repair such damage or destruction as soon as reasonably possible at Landlord's expense (to the extent the required materials are readily available through usual commercial channels) to its condition existing immediately prior to the damage, (but not Tenant's fixtures, equipment or tenant improvements, which Tenant shall restore at Tenant's expense), and this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of occurrence of such damage of Landlord's intention to cancel and terminate this Lease, in which case this Lease shall terminate as of the date of the occurrence of such damage.

   9.4  Damage Near End of
 Term: If at any time during the last twelve (12) months of the term of this Lease there is damage which prevents Tenant from making substantial use of the Premises, either party may cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to the other party within 30 days after the date of occurrence of such damage.


   9.5 Abatement of Rent; Tenant's Remedies. In the event Landlord repairs or restores the Building or Premises pursuant to the provisions of this Paragraph 9, and any part of the Premises are not usable (including loss of use due to loss of access or essential services), the rent payable hereunder (including Lessee's Share of Operating Expenses) for the period during which such damage, repair or restoration continues shall be abated, provided (1) the damage was not the result of the negligence of Tenant, and (2) such abatement shall be equal to that proportion which the floor area rendered unusable bears to the gross floor area of the Premises. Except for said abatement of rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration.

        (b) If Landlord shall be obligated to repair or restore the Premises or the Building under the provisions of this Paragraph 9 and shall not commence such repair or restoration within ninety (90) days after such occurrence, or if Landlord shall not complete the restoration and repair within six (6) months after such occurrence, Tenant may at Tenant's option cancel and terminate this Lease by giving Landlord written notice of Tenant's election to do so at any time prior to the commencement or completion, respectively, of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

        (c) Tenant agrees to cooperate with Landlord in connection with any such restoration and repair, including but not limited to the approval and/or execution of plans and specifications required.

   9.6  Termination-Advance Payments.     Upon termination of
this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Tenant to Landlord. Landlord shall, in addition, return to Tenant so much of Tenant's security deposit as has not theretofore been applied by Landlord.

   9.7 Waiver: Landlord and Tenant waive the provisions of any statute which relate to termination of leases when leased property is destroyed and agree that such an event shall be governed by the terms of this Lease.

10.     Real Property Taxes:

   10.1 Payment of Taxes: Landlord shall pay the real property tax, as defined in paragraph 10.3, applicable to the Building Project subject to reimbursement by Tenant of Tenant's share of such taxes in accordance with the provisions of paragraph 4.2 herein.

   10.2 Additional Improvements: Tenant shall pay to Landlord at the time that Operating Expenses are payable under paragraph
4.2 the entirety of any increase in real property tax if assessed solely by reason of additional improvements placed upon the Premises by Tenant or at Tenant's request.

   10.3 Definition of "Real Property Tax:"   As used herein,
the term "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Building Project or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Building Project or in any portion thereof, as against Landlord's right to rent or other income therefrom, and as against Landlord's business of leasing the Building Project. The term "real property tax" shall also include any tax, fee, levy, assessment or charge (a) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "real property tax", or (b) the nature of which was hereinbefore included within the definition of "real property tax," or (c) which is imposed for a service or right not charged prior to June 1, 1978, or, if previously charged, has been increased since June 1, 1978, or (d) which is imposed as a result of a change in ownership, as defined by applicable local statutes for property tax purposes, of the Building Project or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such change of ownership, or (e) which is imposed by reason of this transaction, any modification or changes hereto, or any transfers hereof.

   10.4 Joint Assessment: If the improvements or property, the taxes for which are to be paid separately by Tenant under paragraph 10.2 or 10.5 are not separately assessed, Tenant's portion of that tax shall be equitably determined by Landlord from the respective valuations assigned in the assessor's work sheets or such other information (which may include the cost of construction) as may be reasonably available. Landlord's reasonable determination thereof, in good faith, shall be conclusive.

   10.5 Personal Property Taxes:

        a) Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere.

        b) If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay to Landlord the taxes attributable to Tenant's personal property within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant's property.

11.     Utilities and Services.

   11.1 Services Provided by Landlord:   Provided that Tenant
is not in default hereunder, Landlord agrees to furnish or cause to be furnished to the Premises the utilities and services described, subject to the conditions and in accordance with the standards set forth below:

        (a) Landlord shall provide automatic elevator facilities Monday through Friday, excepting therefrom all holidays recognized by Landlord, hereinafter collectively referred to as "generally accepted business days," from 8:00 a.m.
to 6:00 p.m., and on Saturdays from 8:00 a.m. to 12:00 noon, and have at least one elevator available for use at all other times.

        (b) On generally accepted business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 12:00 noon (and at all other times for a reasonable additional charge to be fixed by Landlord), Landlord shall ventilate the Premises and furnish air conditioning when required for the reasonable and comfortable occupancy of the Premises during such days and hours, subject to any requirements or standards relating to, among other things, energy conservation, imposed or established by governmental or cooperative organizations. Landlord shall make available at Tenant's expense after-hours power, including light and air conditioning to each floor of the Building which shall be controlled by digital control or other central control system selected by Landlord. Any charges for after-hours power and air conditioning and the cost thereof shall be determined by Landlord and confirmed in writing to Tenant.

        (c) Landlord shall furnish to the Premises at all times, subject to interruptions beyond Landlord's control, electric current as required by the Building standard office lighting (approximately 40 to 55 candles per square foot) and receptacles (approximately one (1) watt per square foot). At all times Tenant's use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation. Tenant shall not install nor use nor permit the installation or use of any computer or electronic data processing equipment in the Premises without the prior written consent of Landlord.

        (d) Landlord shall provide janitorial services to the Premises comparable to those provided to other first class Office Towers in the vicinity provided the same are used exclusively as offices and are kept reasonably in order by Tenant. Tenant shall pay Landlord the cost of removal of any of Tenant's refuse and rubbish, to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of premises as offices.

        (e) Landlord shall replace, as necessary, the fluorescent tubes in the Office Tower standard lighting fixtures installed by Landlord. If Tenant fails to make any replacement of Tenant's light bulbs within five (5) days after written notice from Landlord, Landlord may make such replacement within five (5) days after written notice from Landlord and charge the cost of labor and materials involved therein to Tenant, as Additional Rent.

        (f) Area thermostats are provided for the comfort of tenants. However, the misuse and damage to any such thermostat by Tenant will result in the Tenant incurring the entire cost of replacement and reinstallation, plus a 20% servicing fee based on the actual cost of such repair.

12.     Assignment and Subletting.

   12.1 Terms and Conditions Applicable to Assignment and
Subletting: Tenant may not (a) sell, assign, sublease, transfer, or hypothecate the whole or any part of its interest under this Lease, (b) sublet the whole or any part of the Premises, or (c) allow the occupancy of the whole or any part of the Premises by another without in each case obtaining the prior written consent of Landlord, which shall not be unreasonably withheld. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of rent and for compliance with all obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an "Event of Default" (as defined in Article 13, below) if the Premises or any part thereof are then sublet, Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from such sublessee all rents becoming due to Tenant under such sublease and apply such rents against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Lessee's obligations under this Lease.
Any sale, assignment, transfer of hypothecation of Tenant's interest under this Lease, and any proposed subletting or occupancy of the Premises not in compliance with this Article 12 shall be void and shall, at the option of Landlord exercisable by Notice to Tenant, terminate this Lease. This Lease shall not be assignable by operation of law, except that if Tenant is a natural person, this Lease shall be binding upon and inure to the benefit of the estate of Tenant.

   12.2 Subletting: In the event Tenant desires to sublet all or any portion of the Premises, Tenant shall give not less than thirty (30) days' prior written notice thereof to Landlord setting forth the name of the proposed subtenant, the term, rental rate and any other relevant particulars to the proposed subletting, including without limitation, evidence satisfactory to Landlord that the proposed subtenant will immediately occupy and thereafter use the sublet portion of the Premises for the entire time of the sublease, a description of the proposed use of the Premises and financial statements of the proposed subtenant. Upon such subletting the subtenant shall furnish a certificate to Landlord verifying the total consideration that it will pay for the sublease.

   12.3 Assignment: Tenant shall in no event assign less than its entire interest in this Lease. In the event Tenant desires to assign all (but not less than all) of its interest under this Lease, Tenant shall give not less than thirty (30) days' prior written notice thereof to Landlord setting forth the name of the proposed assignee, the terms of the assignment, and any other relevant particulars of the proposed assignment, including without limitation, evidence satisfactory to Landlord that the proposed assignee will immediately occupy and thereafter use the entire premises for the remaining term of the Lease, a description of the proposed use of the Premises and financial statements of the proposed assignee. Upon such assignment the assignee shall furnish a certificate to landlord verifying the total consideration paid the Tenant of the assignment.

   12.4 Landlord's Consent:   Upon receipt of written notice
from Tenant of Tenant's desire to either sublet all or any portion of the Premises or to assign its entire interest under the Lease, Landlord shall have a period of thirty (30) days to notify Tenant of the exercise of any one of the following two options:

        (a)  Landlord's approval of the sublease or assignment.
In such event Landlord shall have the right to collect the excess rental, if any, resulting from the new lease or sublease, as set forth in Section 51.7, or;

        (b) Disapprove of the proposed sublease or assignment, provided that such disapproval will be based upon reasonable grounds


   In the event Landlord fails to notify Tenant within thirty
(30) days, as aforesaid, it shall be deemed as approval of the proposed sublease or assignment.

   12.5 Landlord's Expenses:   Any requests for the consent of
Landlord to an assignment or subletting of this Lease shall be accompanied by a payment in the amount of Five Hundred Dollars ($500.00) representing Landlord's cost of administration in reviewing Tenant's request and the information pertaining thereto. Landlord shall not be required to respond to any such request without payment, as aforesaid.

13.     Default; Remedies.

   13.1 Default.   The occurrence of any one or more of the
following events shall constitute a material default under the terms of this Lease by Tenant:

        a) Notwithstanding the foregoing, vacation or abandonment of the Premises for a period of not to exceed sixty
(60) days shall not be a default under this lease so long as Tenant is actively marketing the space to procure replacement tenants for all or a portion of the Premises.

        b) Any breach by Tenant of any of the covenants, conditions or provisions of paragraphs 7.3(a),(b), or (d) (alternations), 12.1 (assignment or subletting), 13.1(a) (vacation or abandonment), 13.1(e) (insolvency), 13.1(f) (false statement), 15(a) (estoppel certificate), 29(b) (subordination), 32 (auctions), or 40(a) (easements), all of which are hereby deemed to be material, non-curable defaults without the necessity of any notice by Lessor to Lessee thereof.

        c) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant. In the event that Landlord serves Tenant with a Notice to Pay Rent or Quit pursuant to Section 1161 of the California Code of Civil Procedure such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

        d) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant other than those referenced in subparagraphs (b) and (c), above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's noncompliance is such that more than thirty
(30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion. To the extent permitted by law, such thirty (30) day notice shall constitute the sole and exclusive notice required to be given to Tenant under Section 1161 of the California Code of Civil Procedure.

        e)   (i) The making by Tenant of any general
arrangement or general assignment for the benefit of creditors;
(ii) Tenant becoming a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty
(60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

        f) The discovery by Landlord that any financial statement given to Landlord by Tenant, or its successor in interest or by any guarantor of Tenant's obligation hereunder, was materially false.

   13.2 Remedies.     In the event of any material default or
breach of the terms of this Lease by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:

        a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event
Landlord shall be entitled to recover from Tenant:

             i) the worth at the time of award of any unpaid rent which has been earned at the time of such termination, plus

             ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonable avoided, plus

             iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, plus

             iv)  any other amount necessary to compensate
Landlord for all the detriment proximately caused by Tenant's failure to perform under this Lease or which in the ordinary course of things would be likely to result therefrom.

        As used in subsections i) and ii) the "worth at the time of award" is computed by allowing interest at the rate of ten percent (10%) per annum. As used in subsection iii) the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purposes of this paragraph the term "rent" shall include the monthly rent and all other sums required to be paid by Lessee under this Lease.

        b) Maintain Tenant's right to possession in which case this Lease shall continue in effect whether or not Tenant shall have vacated or abandoned the Premises. In such event Landlord shall be entitled to enforce all of the Landlord's rights and remedies under this Lease, including the right to recover the Rents as they become due hereunder.

        c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of California. Unpaid installments of Rents and other unpaid monetary obligations of Tenant under the terms of this Lease shall bear interest from the date due at 12% per annum or the maximum rate then allowed by law, whichever is greater.

   13.3 Default by Landlord.   Landlord shall not be in default
under the terms of this lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after Landlord's receipt of written notice from Tenant specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty
(30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 30 day period and thereafter diligently pursues the same to completion.

   13.4 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent, Tenant's Share of Operating Expenses or other sums due hereunder will cause Landlord to incur costs not otherwise contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Building Project. Accordingly, if any installment of Base Rent, Operating Expenses or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after such amount shall be due, then without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

14. Condemnation. If the Premises or any portion thereof or the Building Project are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided that if so much of the Premises or the Building Project are taken by such condemnation as would in Landlord's opinion substantially and adversely affect the operation and profitability of Tenant's business conducted from the Premises, Landlord shall have the option, upon written notice to Tenant within thirty (30) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), to terminate this Lease as of the date of condemning authority takes such possession or may move Tenant to a substituted premises in accordance with the provisions of paragraph 15. Common Areas taken shall be excluded from the Common Areas usable by Tenant and no reduction of rent shall occur with respect thereof.
Landlord shall have the option, in its sole discretion, to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Tenant of such election within thirty (30) days after receipt of notice of a taking by condemnation of any part of the Premises or the Building Project. Any award for the taking of all or any part of the Premises or the Building Project under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord. In the event that this Lease is not terminated by reasons of such condemnation, Landlord shall to the extent of severance damages received by Landlord in connection with such condemnation, repair any damage to the Premises caused by such condemnation. Tenant shall pay any amount in excess of such severance damages required to complete such repair for its improvements. Tenant shall have the right to pursue its own claims against a condemning authority for its own damages, if any.

15.     Estoppel Certificate.

   a) Each party (as "responding party") shall at any time upon ten (10) days prior written notice from the other party ("requesting party") execute, acknowledge, and deliver to the requesting party a statement in writing: (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to the responding party's knowledge, any uncured defaults on the part of the requesting party, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Building Project or of the business of Tenant.

   b) At the requesting party's option, the failure to deliver such statement within such time shall be a material default of this Lease by the party who is to respond, without any further notice to such party, or it shall be conclusive upon such party that (i) this Lease is in full force and effect, without modification except as may be represented by the requesting party, (ii) there are no incurred defaults in the requesting party's performance, and (iii) if Landlord is the requesting party, not more than one month's rent has been paid in advance.


   c) If Landlord desires to finance, refinance, or sell the Building Project, or any part thereof, Tenant hereby agrees to deliver to any lender or purchaser designated by Landlord such financial statements of Tenant as may be reasonably required by such lender or purchaser. Such statements shall include the past three (3) years' financial statements of Tenant. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

16.     Landlord's Liability.   The term "Landlord" as used herein
shall mean only the owner or owners, at the time in question, of the fee title or a lessee's interest in a ground lease of the Building Project and in the event of any transfer of such title or interest, Landlord herein named shall be relieved from any and all liability thereafter to be performed. The obligations contained in this Lease to be performed by Landlord shall be binding on Landlord's successors and assigns, only during their respective periods of ownership.

17. Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

18.     Interest on Past-due Obligations.   Except as expressly
herein provided, any amount due to Landlord not paid when due shall bear interest at 12% per annum or the maximum rate then allowable by law, whichever is greater, on judgments and any other amount due but not yet paid by the prescribed time, from the date due. Payment of such interest shall not excuse nor cure any default by Tenant under this Lease.

19.     Time of Essence.   Time is of the essence with respect to
the obligations to be performed under this Lease.

20.     Additional Rent.   All monetary obligations of Tenant to
Landlord under the terms of this Lease including but not limited to Tenant's Share of Operating Expense increase any other expenses payable by Tenant hereunder shall be deemed to be Rent.

21.     Incorporation of Prior Agreement; Amendments.      This Lease
contains all agreements of the parties with respect to any matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter contained in this Lease shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Tenant hereby acknowledges that neither Landlord nor any employee nor agents of any of said persons has made any oral or written warranties or representations to Tenant relative to the condition or use by Tenant of the Premises or the Building Project and Tenant acknowledges that Tenant assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability laws and regulations in effect during the term of this Lease.

22. Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be given by certified or registered mail to Tenant or to Landlord at the address noted in paragraph 1.10 of the Basic Lease Provisions or as otherwise provided in writing. Mailed notices shall be deemed given upon actual receipt thereof at the address required. Either party may, by giving notice to the other, specify a different address for notice purposes except that upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for notice purposes. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by notice to Tenant.

23. Waivers. No waiver by Landlord or any provision hereof shall be deemed a waiver of any other provision hereof of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to, or approval, of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach of Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

24.     Recording.    Either Landlord or Tenant shall, upon request
of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes. At termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within five (5) days after written demand from Landlord to Tenant, any quitclaim deed or other document as may be reasonably requested by any reputable title insurance company to remove this Lease as a matter affecting title to the Premises.


25. Holding Over. If Tenant, with Landlord's written consent, remains in possession of the Premises or any part thereof after the Expiration Date or sooner termination of the lease term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Tenant, except that the Rents payable shall be one hundred twenty-five percent (125%) of the Rents payable immediately preceding the Expiration Date of this Lease. Acceptance by Landlord of rent after expiration or earlier termination of this Lease shall not constitute a consent to a holdover hereunder or result in a renewal hereof. The foregoing provisions of this paragraph are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

26.     Cumulative Remedies.    No remedy or election hereunder
shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

27.     Covenants and Conditions.    Each provision of this Lease
to be performed by Tenant shall be deemed both a covenant and a condition.

28.     Binding Effect; Choice of Law.    Subject to any provisions
hereof restricting assignment or subletting by Tenant, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California and any litigation concerning this Lease between the parties hereto shall be initiated in the County of Orange, California.

29.     Subordination; Non-Disturbance.

    a) This Lease, at Landlord's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the
 Building Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

   b) Tenant agrees to execute any documents required to effectuate any attornment, a subordination, or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Tenant's failure to execute such documents within ten (10) days after written demand shall constitute a material default by tenant hereunder without further notice to Tenant or at Landlord's option. Landlord shall execute such documents on behalf of Tenant as Tenant's attorney-in-fact. Tenant does hereby make, constitute and irrevocable appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to execute such documents in accordance with this paragraph 29(b).

   c) In the event Tenant wishes to obtain a non-disturbance agreement from any existing trust deed holder(s) on the subject property, Landlord agrees to present such agreement, furnished by Tenant, to said trust deed holder(s) for execution. Landlord makes no guarantees, however, as to whether or not a lender will execute same.

30.  Attorney's Fees.

   a) If either party herein brings an action to enforce the terms hereof or declares rights hereunder, the prevailing party in any such action, trial or appeal thereon, shall be entitled to his reasonable attorneys' fees to be paid by the losing party as fixed by the court in the same or a separate suit.

   b) Landlord shall be entitled to reasonable attorneys' fees and all other costs and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default.

31.     Landlord's Access.

   a) Landlord and Landlord's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, performing any services required of Landlord, showing the same to prospective purchasers, lenders, or lessees, taking such safety measures, erecting such scaffolding or other necessary structures, making such alterations, repairs, improvements or additions to the Premises or to the Building Project as Landlord may reasonably deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipe and conduits through the Premises and/or other premises as long as there is no material adverse effect to Tenant's use of the Premises. Landlord may at any time, place in or about the Premises or the Office Tower any ordinary "For Sale" signs and Landlord may at any time during the last 180 days of the term hereof place on or about the Premises any ordinary "For Lease" signs.

   b) All activities of Landlord pursuant to this paragraph shall be without abatement of rent, nor shall Landlord have any liability to Tenant for the same.

   c) Landlord shall have the right to retain keys to the Premises and to unlock all doors in or upon the Premises other than to files, vaults and safes, and in the case of emergency to enter the Premises by any reasonably appropriate means, and any such entry shall not be deemed a forcible or unlawful entry or detainer of the Premises or any eviction. Tenant waives any charges for damages or injuries for interference with Tenant's property or business in connection therewith.

32.     Auctions.      Tenant shall not conduct, nor permit to be
conducted, either voluntarily or involuntarily, any auction upon the Premises or the Building Project without first having obtained Landlord's prior written consent. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to exercise any standard or reasonableness in determining whether to grant such consent. The holding of any auction on the Premises or common areas in violation of this paragraph shall constitute a material default of this Lease.

33.     Signs.   Tenant shall not place any sign upon the Premises
or the Building Project without Landlord's prior written consent.
Under no circumstances shall Tenant place a sign on any roof of the Building Project.

34. Merger. The voluntary or other surrender of this Lease by Tenant, or mutual cancellation thereof, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

35.     Consents.      Except for paragraphs 33 (Auctions) and 34
(Signs) herein, wherever in this Lease the consent of one party is required to an act of the other party such consent shall not be unreasonably withheld or delayed.

36.     Guarantor.   In the event that there is a guarantor of this
Lease, said guarantor shall have the same obligations as Tenant under this Lease.

37.     Quiet Possession.   Upon Tenant paying the Rents for the
Premises and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Landlord represent and warrant to Tenant that they are fully authorized and legally capable of executing this Lease on behalf of Landlord and that such execution is binding upon all parties holding an ownership interest in the Building Project.

38. Force Majeure. If the performance by Landlord of any of its obligations or undertakings under this Lease is interrupted or delayed by any occurrence not occasioned by the conduct of Landlord or its agents, whether that occurrence is an act of God or public enemy, or whether that occurrence is caused by war, riot, storm, earthquake, or other natural forces, or by the acts, omissions, requests or conduct of Tenant or anyone not a party to this Lease, then Landlord shall be excused from any further performance for whatever period of time after the occurrence is reasonable necessary, in the Landlord's sole discretion, to remedy the effects of that occurrence. In such an event, Tenant shall be entitled to equitable rental abatement during the period of delay caused by such Force Majeure.

39.     Security Measures-Landlord's Reservations.

   39.1 Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Building Project or Tenant's Premises. Tenant shall assume all responsibility for the protection of Tenant, its agents, customers, and invitees and the personal property thereof. Nothing herein contained shall prevent Landlord, at Landlord's sole option, from providing security protection for the Building Project, or any part thereof, in which event the cost thereof shall be included within the definition of Operating Expenses, as set forth in paragraph 4.2.

   39.2  Landlord shall have the following rights:

        a)   To change the name, address or title of the entire
Building Project and/or the Office Tower in which the Premises are located;

        b)   To, at Tenant's expense, provide and install
Office Tower standard graphics on the door of the Premises and such portions of the Common Areas as Landlord shall deems appropriate;

        c) To permit any Tenant the exclusive right to conduct any business as long as such exclusive use does not conflict with any rights expressly given herein;

        d) To place such signs, notices or displays as Landlord reasonably deems necessary or advisable upon the roof, exterior of the Office Tower or the Building Project or on pole signs in the Common Area.

   39.3  Tenant shall not:

        a) Use a representation (photographic or otherwise) of the Office Tower or the Building Project or its name(s) in connection with Tenant's business without the prior written consent of Landlord;
        b) Suffer or permit anyone, except in an emergency, to go upon the roof of the Office Tower.

40.     Easements.

   a) Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications as Landlord deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents upon request of Landlord or failure to do so shall constitute a material default of this Lease by Tenant without the need for further notice to Tenant.

   b) The obstruction of Tenant's view, air or light by any structure erected in the vicinity of the Office Tower, whether by Landlord or third parties, shall in no way affect this Lease nor impose any liability upon Landlord.

41.     Performance Under Protest.   If at any time a dispute shall
arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

42.     Authority.    If Tenant is a corporation, trust or general
or limited partnership, Tenant, and each individual executing this Lease on behalf of such entity, represents and warrants that such individual is duly authorized to execute and deliver this Lease on behalf of said entity. If Tenant is a corporation, trust or partnership, Tenant shall deliver to Landlord evidence of such authority satisfactory to Landlord prior to execution of this Lease.

43.     Conflict.   Any conflict between the printed provisions,
Exhibits or Addenda of this Lease and the typewritten or handwritten provisions, if any, shall be controlled by the typewritten or handwritten provisions.

44. No Offer. Preparation of this Lease by Landlord's agent and submission of same to Tenant shall not be deemed an offer to Tenant to lease. This Lease shall become binding upon Landlord and Tenant only when fully executed by both parties.

45.     Lender Modification.   Tenant agrees to make such reasonable
modifications to this Lease as may be reasonably required by an institutional lender in connection with the obtaining of normal financing or refinancing of the Building Project.

46. Multiple Parties. If more than one person or entity is named as either Landlord or Tenant herein, except as otherwise expressly provided herein, the obligations of the Landlord or Tenant herein shall be the joint and several responsibility of all persons or entities named herein as such Landlord or Tenant, respectively.

47.     Defined Terms and Marginal Headings.   The words "Landlord"
and "Tenant" as used herein shall each include the plural as well as the singular. If more than one person is named as Tenant the obligations of each person are joint and several. The headings to the paragraphs of this Lease are for convenience only and are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

48. Broker. The parties recognize as the broker(s) who negotiated this Lease the party or parties whose name or names are stated in Section 1.11 of the Basic Lease Provisions, and agree that Landlord shall be solely responsible for the payment of brokerage commissions to said broker(s) and that Lessee shall have no responsibility therefore unless written provision to the contrary has been made.

   Tenant represents and warrants that it has not dealt with or employed any broker or agent as its representative in the negotiation for or the obtaining of this Lease other than the broker, if any, listed in said Section 1.11 as its sole and exclusive agent (if any), and agrees to indemnify and hold harmless Landlord against all costs or liability for compensation claimed by any broker or agent (other than the broker, if any, listed in said Section 1.11 as its sole and exclusive agent (if any) and all attorneys' fees expended in connection therewith.

49.     Substituted Premises.   Paragraph deleted.

50.     Hazardous Materials.   Tenant agrees that Tenant, its agents
and contractors, licensees, or invitees shall not handle, use, manufacture, store or dispose of any flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives (collectively "Hazardous Materials") on, under, or about the Premises, without Landlord's prior written consent (which consent may be given or withheld in Landlord's sole discretion), provided that Tenant may handled, store, use or dispose of products containing small quantities of Hazardous Materials, which products are of a type customarily found in offices and households (such as aerosol cans containing insecticides, toner for copies, paints, paint remover, and the like), provided further that Tenant shall handle, store, use and dispose of any such Hazardous Materials in a safe and lawful manner and shall not allow such Hazardous Materials to contaminate the Premises or the environment.

   (a) Without limiting the above, Tenant shall reimburse, defend, indemnify and hold Landlord harmless from and against any and all claims, losses, liabilities, damages, costs and expenses, including without limitation, loss of rental income, loss due to business interruption, and attorneys fees and costs, arising out of or in any way connected with the use, manufacture, storage, or disposal of Hazardous Materials by Tenant, its agents or contractors on, under or about the premises including, without limitation, the costs of any required or necessary investigation, repair, cleanup or detoxification and the preparation of any closure or other required plans in connection herewith, whether voluntary or compelled by governmental authority. The indemnity obligations of Tenant under this clause shall survive any termination of the Lease.


   (b) Notwithstanding anything set forth in this Lease, Tenant shall only be responsible for contamination of Hazardous Materials or any cleanup resulting directly therefrom, resulting directly from matters occurring or Hazardous Materials deposited (other than by contractors, agents or representatives controlled by Landlord) during the Lease term, and any other period of time during which Tenant is in actual or constructive occupancy of the Premises. Tenant shall take reasonable precautions to prevent the contamination of the Premises with Hazardous Materials by third parties. Landlord warrants that, to the best of Landlord's actual knowledge, at the time of lease execution there are no Hazardous Materials, as defined herein, except ordinary janitorial and other products customarily used in connection with maintenance of the property and stored at the Premises in the proper manner and in compliance with all laws, and in quantities or applications that do not present a danger to the health or safety of Tenant. As used herein, the term "Hazardous Material(s)" means any chemical, substance, material, object, condition or waste, or combination thereof, which (i) is defined as a hazardous substance, hazardous material, hazardous waste, pollutant, toxic material, or contaminant under any Environmental Law; (ii) is a petroleum hydrocarbon, including crude oil or any fraction thereof; (iii) may be hazardous to human health or safety or the environment due to its harmful or potentially harmful properties or effects, including toxicity, corrosivity, flammability, explosivity, infectiousness, radioactivity, carcinogenicity, or reproductive toxicity; or (iv) is regulated pursuant to any Environmental Law.

   (c) It shall not be unreasonable for Landlord to withhold its consent to any proposed Assignment or Sublease if (i) the proposed Assignee's or Subtenant's anticipated use of the Premisses involves the generation, storage, use, treatment or disposal of Hazardous Materials; (ii) the proposed Assignee or Subtenant has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such Assignee's or Subtenant's actions or use of the property in question; or (iii) the proposed Assignee or Subtenant is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a hazardous material.

   (d) Notwithstanding any statement to the contrary in this paragraph 50, Landlord warrants that as of the Commencement Date, to the best of Landlord's knowledge, the Premises are free of asbestos.

51.     Addendum.       The provisions in this Section 51 shall
supersede and override any other provisions in this Lease to the extent the same are inconsistent.
                             ADDENDUM

     51.1 Tenant Improvements.     a)   Landlord, at Landlord's sole
cost and expense, shall provide Tenant with a tenant improvement allowance, which shall not exceed Ten dollars ($10.00) per usable square foot (4,216 usable square feet x $10.00 = $42,160.00), and shall utilize building standard materials in accordance with a mutually agreed upon space plan and specifications and as outlined in the Work Letter attached hereto as Exhibit "E".
Landlord will, at Tenant's option, amortize additional tenant improvement dollars, up to and not to exceed an additional two dollars ($2.00) per useable square foot, (for a total of $12.00 per sq. ft.), at an interest rate of ten percent (10%) per annum, payable with the monthly Base Rent over the initial term of the Lease.

          b) Notwithstanding any provision in the Lease to the contrary, including Sections 7.2 and 7.3, upon vacating of the Premises by Tenant, Tenant shall not be required to remove any interior improvements that were part of the initial tenant improvements installed prior to occupancy, nor any improvements subsequently installed or made, unless, as a condition to Landlord's consent to allow such additional improvements, Landlord specified, in writing, the need to remove same at the end of the lease term.

     51.2 Space Planning and Construction Drawings:    Landlord
shall pay to Tenant's space planner up to $0.09 per usable square foot for preliminary space planning and $0.45 per usable square foot for Construction Drawings. Landlord reserves the right to have its architect review all plans associated with the Space Plans and Construction Drawings. These amounts shall be included in the overall tenant improvement allowance of $10.00 per usable square foot.

     51.3 Free Base Rent.     Provided Tenant is not in default of
the terms and conditions of the Lease during months two (2) and three (3) of the initial lease term, Landlord shall abate the Base Rent for month two (2) and three (3) of the initial Lease Term.

     51.4 Conference Center. Provided Tenant is not in default and the Conference Center on the 2nd Level of the Office Tower is available, for general use of the Office Tower Tenants, Tenant shall receive free usage for up to four (4) hours per month for the term of the Lease. Tenant shall be responsible for cleaning and any other costs associated with the use of the Conference Center in accordance with the Reservation/Rental Agreement attached as Exhibit C.

     51.5 Option to Extend.   Subject to all the terms of this
paragraph and provided that Tenant is not in default under the terms and conditions of the Lease, Tenant shall have and is hereby granted the option to extend the term of the Lease for Two
(2) additional period of Five (5) years ("the Option Period"). The Option Period shall commence immediately upon the expiration of the initial Term of the Lease.

          a) Tenant may exercise the option only by written notice to Landlord giving at least 180, but not more than 365 days prior to the expiration of the then current Term. If this option is not so exercised by such date it shall automatically expire.
Time is of the essence in exercising this option. This option can be exercised only with respect to the area constituting the Premises.

          b) The Base Rent for the option period shall be the then prevailing Fair Market Rental rate for like space in comparable
Office Towers.

          c) The term "Fair Market Rental" shall mean and refer to the annual amount per square foot that a willing, comparable, non-renewal tenant would pay, and a willing, comparable, landlord in the area would accept at arms length (excluding any special concessions being given or made).

               (i) Procedure for Determination of Fair Market Rental. Within fifteen (15) days ("outside Agreement Date"), following the date Tenant exercises its Option (but in no event more than 180 days prior to expiration of the then current term), Tenant and Landlord shall use their reasonable best efforts in good faith and with due diligence to agree upon the Fair Market Rental. If Landlord and Tenant are unable to reach agreement on the Fair Market Rental within thirty (30) days, then within ten
(10) days after said period, Landlord and Tenant shall simultaneously each submit to the other in a sealed envelope their good faith estimate of the Fair Market Rental at the end of said ten (10) day period (the "Estimated Fair Market Rental").
If the higher of the said estimates is not more than one hundred five percent (105%) of the lower of such estimates, the Fair Market Rental shall be the average of the Estimated Fair Market Rentals. If otherwise, then, within five (5) business days after submission of the estimates, either party may submit the question to appraisal in accordance with the following procedure:

               (ii) Within twenty (20) days after either party request appraisal, the parties shall select a mutually acceptable MAI appraiser with experience in appraising comparable space in the area. If the parties cannot agree on an appraiser within said twenty (20) day period, then within five (5) business days thereafter, each party shall select an independent MAI appraiser meeting the above criteria, and within ten (10) days thereafter the two appointed appraisers shall select a third appraiser meeting the above criteria, and the third appraiser shall determine the Fair Market Rental. If the two appraisers selected by Landlord and Tenant cannot agree on thee third appraiser, the third appraiser shall be selected by the then sitting presiding judge of the Superior Court of California in and for Orange County.

               (iii) Once the appraiser or appraisers have been selected as provided herein, then as soon thereafter practicable, the appraisers shall determine, in their opinion, the Fair Market
Rental. The appraiser or appraisers shall render a decision pursuant thereto within thirty (30) days.

               (iv) Each party shall be responsible for costs, charges and fees of its respective appointee, and shall share equally in the costs, charges and fees of the third appraiser.

     51.6 Parking. Landlord shall provide Tenant with three (3) designated twenty (20) minute parking spaces in the surface parking lot ("L" section) adjacent to the Office Tower, for the term of the Lease and any extensions thereof. Bank employees shall be entitled to park in the parking structure without payment of a parking fee to Landlord. The number of parking spaces for the Premises shall be on the basis of 3.4 spaces per 1,000 rentable square feet of Tenant's rentable space, rounded down to a whole number.

     51.7 Right to Sublease or Assign. In the event Tenant receives any excess rental consideration in conjunction with an agreement providing for the assignment or sublease of the Leased Premises, (excluding the payments due to Landlord under this Lease), Tenant shall share fifty percent (50%) of said excess rental consideration with Landlord less direct costs of subleasing, such as reasonable brokerage commissions and tenant improvement costs, if any. Notwithstanding anything to the contrary that may be contained in the Lease, including Section 12, an assignment or subletting to a parent or subsidiary shall not require Landlord's consent.

     51.8 Monument Signage.   Provided Landlord maintains monument
signs at the corner of Beach Boulevard and Warner Avenue and Ash Street and Warner Avenue, Tenant shall, subject to city approval, be authorized to install two (2) sign placards at each location as described in Exhibit "D" attached hereto, on said monument sign.

     51.9 Directory Signage. Landlord, at Landlord's sole cost and expense, shall provide Tenant with one (1) directory signs to be located on the directory board on the Plaza Level.

     51.10     Office Tower Signage.    Tenant shall be authorized
to install one eyebrow sign to be located approximately four (4) horizontal bands (above the palm tree level) above the main entrance of the Office Tower on the north east side, subject to a mutually agreed upon location, at no additional rental rate increase. Additionally, Landlord shall allow Tenant to have eyebrow ATM signage on the lowest spandrel of the Office Tower, located on the west side. Said signage is personal to tenant and not transferrable. Said authorization shall expire if Tenant does not install the sign within twelve (12) months of Tenant's occupancy. Tenant shall be responsible for all costs associated with the installation, maintenance, insurance and ultimate removal of the sign. Said sign is subject to City and Landlord approval based upon the project sign criteria mandated by the City of Huntington Beach, attached hereto as Exhibit "D". A likeness of said signage is encompassed within Exhibit "D", attached hereto. Tenant shall remove sign at the end of the Lease Term or upon vacating the Premises, whichever occurs first. In the event Tenant fails to do so, Landlord may after providing written notice to Tenant remove sign at Tenant's expense.

     51.11     Building Project Name.   Landlord shall change the
name of the Building Project prior to the occupancy of Tenant, so that the name being promoted by Landlord is no longer "Guardian
Center".

     51.12 Office of the Comptroller of the Currency ("OCC") Approval. Landlord shall allow ninety (90) days, from the date of full Lease execution, for Tenant to obtain OCC approval to use the Premises as a retail banking location. Until Tenant receives OCC approval, Landlord shall be permitted to continue marketing the space and accept back-up offers. In the event Tenant does not obtain final written OCC approval within said ninety (90) days, then Tenant may terminate this lease by providing Landlord with written notice of such termination within said ninety (90) day period, and Landlord shall refund all monies paid by Tenant less any costs incurred for Space Planning and Construction Documents.

     51.13     Arbitration.   The parties agree that certain
specific disputes arising out of this Lease shall be resolved by arbitration under the rules of the American Arbitration Association, and not by court. These disputes shall be limited to the following: Disputes over square footage, Commencement or Expiration dates, classification of any expense as "Operating Expenses", parking, exercise of options, and any Landlord obligations, including refunds of security deposits at lease termination.

     Unless specifically mentioned above, all other disputes shall be excluded from the obligation to arbitrate. Non-payment of rents and/or non-performance by Tenant of any covenant to provide insurance coverage shall be specifically excluded from any obligation to arbitrate and may be pursued through an unlawful detainer action by Landlord. Any matter within the jurisdiction of the probate court shall also be excluded from arbitration. In the event any dispute covered by arbitration is believed to affect the rent amount owing, rent as established by the Landlord shall continue to be paid in full pending final determination through the arbitration process, at which time the parties shall make the necessary reimbursements to comply with the award.

     51.14 Structural Defect. Notwithstanding any other provision of this Lease, Landlord, without passing through the costs to Tenant, shall be responsible for repairs of all latent defects in the structural components or mechanical systems of the Office Tower and Building Project, other than routine maintenance and minor repairs in the normal course of operations.

     51.15     Exclusions from Operating Expenses.     The following
items shall not be passed through to Tenant as part of the "Operating Expenses":

          a) Capital improvements or replacements, other than costs which, in accordance with general accounting and management principles, would be considered an expense of maintaining, operating, managing or repairing the Office Building Project.
          b) Repairs or other work occasioned by fire, windstorm, or other casualty or by the exercise of eminent domain, or any expenditure for which the Landlord is reimbursed from any source.
          c) Attorney's fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, prospective tenants or occupants of the building.
          d) Renovating or decorating space for other tenants or occupants of the building.
          e) Costs incurred due to violation by Landlord or any tenant of the terms and conditions of any lease; any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority.
          f) Overhead of Landlord for services on or to the real property or the Office Building, to the extent that the costs of such services exceed competitive costs of such services were they not rendered by a subsidiary or affiliate; any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord.
          g) Interest on debt or amortization payments on any mortgage, and rental under any ground lease.
          h) Advertising and promotional expenses for the purposes of securing tenants for the property.
          I) Costs for sculpture, paintings, or other objects of art.
          j) Rentals and other related expenses incurred in leasing air conditioning equipment or systems, elevators, or other permanent equipment ordinarily considered to be of a capital nature, except equipment which is used in providing janitorial services and which is not affixed to the Office
Building; the value of lost income to the Landlord of any office space in the Office Building which is utilized for the management of the Office Building Project.
          k) Financing costs, including but not limited to points, commitment fees and legal fees.
          l) Costs incurred by Landlord to remedy and defects in the design of or materials used in, or the defective installation of the structural steel or other framing, roof, foundations, and underground utilities forming part of or servicing the Office Building or the real property.
          m) Landlord's costs in removing substances considered detrimental to the environment or to the health of building occupants, including the cost of removal and/or disposition of cooling system or other chemicals used in the operation of the Office Building, unless such substances are placed on the Office Building Project by Tenant.
          n) Any fines, penalties, or interest paid by Landlord as a result of late payment of real estate taxes.
          o)   Leasing or other brokerage commissions.
          p)   Depreciation.
          q) Franchise, estate, succession, inheritance, profit, capital gains, capital stock, transfer and personal or corporate income taxes (excluding any rental tax), imposed upon any part of the Office Tower or Building Project including the related common areas;
          r) The cost of any repairs, alterations, additions, changes, improvements, replacements or other items, which, under generally accepted accounting principals, are classified as capital improvements or capital expenditures (including without limitation any items amortized or depreciated), except for items of a relatively minor and reasonable costs incurred in the daily maintenance of the property.
          s) Overhead and profit increments paid to the Landlord or to subsidiaries or affiliates of the Landlord, for services in the Building Project to the extent the same exceeds the costs of such services if rendered by qualified, first class, unaffiliated third parties on a competitive basis.

     51.15     American Disability Act ("ADA"):   To the best of Landlord's
knowledge, the Premises
and common areas, in their existing use, comply with, and Landlord is not in violation of, any applicable federal, state, county or local statutes, laws, regulations rules, ordinances, codes, licenses, and permits
(other than some ADA improvements that Landlord is in the process of making pursuant to the City of Huntington Beach Building Permit number 086376).

     Tenant shall not have any responsibility (either to act or pay for any cost) to correct any existing violations. Any such cost incurred by the Landlord to correct any of the violations listed above shall not be a party of the building's operating expenses, or deducted from any tenant improvement allowance.


LANDLORD AND TENANT HAVE CAREFULLY READ AND REVIEWED THIS LEASE
AND EACH TERM AND PROVISION CONTAINED HEREIN. THE PARTIES HAVE
ALSO HAD AMPLE OPPORTUNITY TO HAVE THEIR RESPECTIVE ATTORNEYS REVIEW THE CONTENTS HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES
HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES.

IN WITNESS WHEREOF, the parties hereto have executed this Lease, consisting of the foregoing provisions and paragraphs 1 through 51, together with Exhibits "A-1" through "E", incorporated herein by this reference, as of the date first above written.


"LANDLORD"                              "TENANT"

LIU CORP.,                              Liberty National Bank,
a California corporation                     a National Banking
Association


By:  /s/ Mimi Liu          By:/s/ Philip S. Inglee
          Mimi Liu              Philip S.  Inglee
          Secretary/Treasurer    President and Chief Executive
Officer

Date:   2/23/96               Date: 2/2/96


                          EXHIBIT "A-1"

                           FLOOR PLANS
                          EXHIBIT "A-2"

                      PLOT PLAN OF BUILDING

                             EXHIBIT "B"

          RULES AND REGULATIONS FOR GUARDIAN CENTER TENANTS

1. Tenant shall not obstruct or interfere with the rights of other tenants of the Office Tower, or of persons having business in the Building Project ("OBP"), or in any way injure or annoy such tenants or persons.

2.     Tenant shall only use Premises for the purpose stated in
Section 1.3. Tenant shall not use the Premises for lodging, sleeping, cooking, or for any immoral or illegal purpose or for any purpose that will damage the Premises or the OBP, or the reputation thereof, or for any purposes other than those specified in the Lease.

3. Canvassing, soliciting and peddling in the OBP prohibited without the prior written approval of Landlord. Tenant shall not disturb, solicit, or canvass any occupant of the Center without the prior written approval of Landlord.

4. Tenant shall not bring or keep within the Premises any animal, bicycle or motorcycle.

5. Tenant shall not conduct mechanical or manufacturing operations, cook or prepare food, or place or use any inflammable, or hazardous fluid, substance, or device in or about the Premises without the prior written consent of Landlord. Tenant shall comply with all rules, orders, regulations of the applicable Fire Rating Bureau, or any other similar body, and Tenant shall not commit any act or permit any object to be brought or kept in the Premises which shall increase the rate of fire insurance on the Premises or on property located therein.

6. Tenant shall not use the Premises for manufacturing or for the storage of goods, wares or merchandise, except as such storage may be incidental to the use of the Premises for general retail purposes and except in such portions of the Premises as may be specifically designated by Landlord for such storage. Tenant shall not occupy the Premises or permit any portion of the Premises to be occupied for the manufacture or direct sale of liquor, narcotics, or tobacco in any form, or as a medical office, music or dance studio or employment agency. Tenant shall not conduct in or about the Premises any auction, public or private, without the prior written approval of Landlord, except, provided Tenant is a Bank, reasonable foreclosure sales of personal and real property conducted in the Bank's normal course of business.

7. Tenant shall not install or use in the Premises any additional air conditioning unit, engine, boiler, generator, machinery, heating unit, stove, water cooler, ventilator, radiator or any other similar apparatus without the prior written consent of Landlord, and then only as Landlord may direct.

8. Tenant shall not use in the Premises any machines, other than standard office machines such as typewriters, calculators, personal computers, copying machines and similar machines, without the prior written approval of Landlord. All office equipment and any other device of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, so as to absorb or prevent any vibration, noise, or annoyance. Tenant shall not cause improper noises, vibrations or odors within the OBP.

9. Tenant shall move all freight, supplies, furniture, fixtures and other personal property into, within and out of the OBP at such times and through such entrances as may be designated by Landlord, and such movement of such items shall be under the supervision of Landlord. Landlord reserves the right to inspect all such freight, supplies, furniture, fixtures and other personal property to be brought into the OBP and to exclude from the OBP, all such objects which violate any of these rules and regulations of the provisions of the Lease. Tenant shall not move or install such objects in or about the Premises in such a fashion as to unreasonably obstruct the activities of other Tenants, and all such moving shall be at the sole expense, risk and responsibility of Tenant. Tenant shall not use any hand trucks other than those equipped with rubber tires and side guards in the delivery, receipt or other movement of freight, supplies, furniture, fixtures and other personal property to, from, or within the OBP.

10. Tenant shall not place within the Premises any safes, copying machines, computer equipment other than desktop personal computers or other objects of unusual size or weight, nor shall Tenant place within the Premises any objects which exceed the floor weight specifications of the Premises without the prior written consent of Landlord. The placement and positioning of all such objects within the Premises shall be prescribed by Landlord and such objects shall, in all cases, be placed upon plates or footings of such size as shall be prescribed by Landlord.

11. Tenant shall not deposit any trash, refuse, cigarettes, or other substances of any kind within or outside of the Premises, except in the refuse containers provided therefore. Tenant shall not introduce into the Premises any substance which might add an undue burden to the cleaning or maintenance of the Premises or the OBP. Tenant shall exercise its best efforts to keep the sidewalks, entrances, passages, courts, lobby areas, garages or parking areas, elevators, escalators, stairways, vestibules, public corridors and halls in and about the OBP (hereinafter "Common Areas") clean and free from rubbish.

12. Tenant shall use the Common Areas only as a means of ingress and egress, and Tenant shall permit no loitering by any persons upon Common Areas or elsewhere within the OBP. The Common Areas and roof of the OBP are not for the use of the general public, and Landlord shall in all cases retain the right to control or prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation or interests of the OBP and its tenants. Tenant shall not enter the mechanical rooms, air conditioning rooms, electrical closets, janitorial closets, or similar areas or go upon the roof of the Center without the prior written consent of Landlord.

13. Tenant shall not use the washrooms, restrooms and plumbing fixtures of the Premises and appurtenances thereto for any other purpose than the purposes for which they were constructed, and Tenant shall not deposit any sweepings, rubbish, rags or other
improper substances therein.   Tenant shall not waste water by
interfering or tampering with the faucets or otherwise. In the event Tenant or Tenant's servants, employees, agents, contractors, licenses, invitees, guests or visitors cause any damage to such washrooms, restrooms, plumbing fixtures or appurtenances, Tenant shall pay to Landlord the costs of repair or replacement plus a 20% administrative charge.

14. Tenant shall not hang any banners, signs and/or posters (hereinafter collectively referred to as "Signs") of any kind whatsoever in any exterior portion of the "Main Building Structure" of the Leased Premises (the exterior portion of the Main Building Structure as used herein, shall include but not be limited to, the exterior side of all walls, windows and any and all portions of patio areas of the Leased Premises), without the prior written approval from Landlord and the City of Huntington Beach, as specifically required by Article 961, Sections 9610.4(i) and 9610.9(a) of the City of Huntington Beach Sign Code. In the event Tenant fails to obtain the prior written approval of both Landlord and the City of Huntington Beach, Landlord shall notify Tenant of its non-compliance with the City Sign Code and these Rules and Regulations. Tenant shall immediately comply with Landlord's demand to remove such Sign. If Tenant should fail or refuse to remove such Sign, Tenant shall thereafter be assessed a $200 per day fine by Landlord and shall also be subject to any and all prosecution, penalties and fines which the City of Huntington Beach may thereafter impose. Upon removal of any wall decorations, banners, signs, or installations or floor coverings by Tenant, any damage to the walls or floors shall be repaired by Tenant at Tenant's sole cost and expense.

  a. This Paragraph 14 shall apply to all work performed in the Premises including without limitation, installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceiling, equipment or any other portion of the Premises.

  b. Tenant shall refer all contractors' representatives, installation technicians, janitorial workers and other mechanics, artisans and laborers rendering any service in connection with the repair, maintenance or improvement of the Premises to Landlord for Landlord's approval and/or supervision before performance of any such service.

  c. The means by which telephone, telegraph and similar wires are to be introduced to the Premises and the location of telephones, call boxes, and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord. Plans and specifications for such work, prepared at Tenant's sole expense, shall be submitted to Landlord and shall be subject to Landlord's prior written approval in each instance before the commencement of work. Work done without said approval shall be restored upon the termination of the Lease at Landlord's option at Tenant's expense. All installations, alterations and additions shall be constructed by Tenant in a good and workmanlike manner and only good grades of materials shall be used in connection therewith.

15. Landlord shall have the right to prohibit any publicity, advertising or use of the name of the Office Tower or the OBP by Tenant which, in Landlord's opinion, tends to impair the reputation of the Office Tower, or the OBP, or its desirability for offices and retail operations and upon written notice from Landlord, Tenant shall refrain from or discontinue any such publicity, advertising or use of the OBP name.

16. The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the Common Areas shall not be covered or obstructed by Tenant through placement of objects upon windowsills or otherwise. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system of the Premises by closing blinds and other window coverings when the sun's rays fall upon windows of the Premises. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord's heating, ventilation, air conditioning, electrical wire, safety or light systems, nor shall Tenant tamper with or change the setting of any thermostat or temperature control valves in the Premises. Tenant shall give Landlord prompt notice of all accidents to or defects in air-conditioning equipment, plumbing, electric facilities, or any part of the appurtenances of the Premises.

17. Subject to applicable fire or other safety regulations, all doors opening onto Common Areas and all doors upon the perimeter of the Premises shall be kept closed and, during non-business hours, locked, except when in use for ingress or egress.
If Tenant uses the Premises after regular business hours or on non-business days Tenant shall lock any entrance doors to the Premises used by Tenant immediately after using such doors.
Tenant shall exercise reasonable precaution in the protection of their personal property from loss or damage by keeping doors to unattended areas locked. Tenant shall also report any thefts or losses to the Landlord or security personnel as soon as reasonably possible after discovery and shall also notify the Landlord and security personnel of the presence of any persons whose conduct is suspicious or causes a disturbance.

18. Employees of Landlord shall not receive or carry messages for or to Tenant or any other person, nor contract with nor render free or paid services to Tenant or Tenant's servants, employees, contractors, jobbers, agents, invitees, licensees,
guests or      visitors.  In the event that any of Landlord's
employees perform any such services, such employees shall be deemed to be the agents of Tenant regardless of whether or how payment is arranged for such services and Tenant thereby indemnifies and holds Landlord harmless from any and all liability in connection with any such services and any associated injury or damage to property or injury or death to persons resulting therefrom.

19. All keys to the exterior of the Premises shall be obtained by Tenant from Landlord, and Tenant shall pay to Landlord a reasonable deposit determined by Landlord from time to time for such keys. Tenant shall not make duplicate copies of such keys. Tenant shall not install additional locks or bolts of any kind upon any of the doors or windows of, or within, the Premises without written prior consent of Landlord, nor shall Tenant make any changes in existing locks or the mechanisms thereof. Tenant shall, upon the termination of its tenancy, provide Landlord with the combinations to all combination locks on safes, safe cabinets and vaults and deliver to Landlord all keys to the Premises and all interior doors, cabinets, and other key-controlled mechanisms therein, whether or not such keys were furnished to Tenant by Landlord. In the event of the loss of any key furnished to Tenant by Landlord, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such a change, plus a 20% administrative charge.

20. For purposes hereof, the terms "Landlord", "Tenant", and "Premises" are defined as those terms as defined in the Lease to which these Rules and regulations are attached. Wherever Tenant is obligated under these Rules and Regulations to do or refrain from doing an act or things, such obligation shall include the exercise by Tenant of its best efforts to secure compliance with such obligation by the servants, employees, contractors, jobbers, agents, invitees, licensees, guests and visitors of Tenant.

21. No person shall disturb the occupants of the OBP by the use of any musical instruments, the making of unseemly noises, or other unreasonable use.

22. Tenant, its employees, agents, customers, and invitees shall have the right to use parking space provided by Landlord but not so as to unreasonably interfere with the similar parking rights of other tenants.

23. No vending machines or machines of any description shall be installed, maintained, or operated upon the Premises without the prior written consent of Landlord.

24. Temporary inconvenience occasioned by construction in or near the OBP shall not be deemed to disturb Tenant as a part of the covenant of quiet enjoyment and possession.

25. Landlord is not responsible to any Tenant for the nonobservance or violation of the Rules and Regulations by any other Tenant.

26. Storage of vehicles or equipment in the parking area is prohibited. Landlord has the right to enforce this restriction by removal and storage of vehicles or equipment and such cost of storage and removal shall be borne by Tenant. Tenant shall observe designated restricted parking areas, such as visitor parking, fire lanes, handicap parking, and loading zones. Landlord has the right to enforce this parking rule by removal and storage of Tenant's vehicles at the expense of Tenant.

27. Tenant shall not be permitted to use any area of the Office Tower outside of Tenant's Premises for storage of supplies, furnishings, equipment, or personal property without prior written consent of Landlord.

28. Landlord shall not be responsible to the Tenant, their agents, employees, customers, or invitees for any loss of money, jewelry, or other personal property from the Premises or Common Areas. Landlord shall not be responsible to Tenant for any damages to any property therein from any cause whatsoever whether such loss or damage occurs when an area is locked against entry or not.

29. Tenant will not be permitted to locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent operating personnel from servicing such units as routine or emergency access may require. Cost of moving such furnishings for Landlord's access will be borne by Tenant.

30. Tenant will be responsible for any damage to carpeting and flooring as a result of rust or corrosion of file cabinets, pot holders, roller chairs, and metal objects and plants.

31. Tenant shall permit Landlord six (6) months prior to the termination of this Lease to show Premises during business or nonbusiness hours to prospective tenants however, Landlord shall not unreasonably disturb Tenant's business.

32. Tenant valet parking, if applicable, shall be conducted in accordance with the following current guidelines (which may be modified at Landlord's discretion upon 15 days prior written notice to Tenant). 1. Parking for valet vehicles shall be permitted in allocated marked stalls only (which stalls may be relocated at Landlords discretion upon 15 days prior written notice to Tenant). 2. Valet service and parking shall be conducted only between the hours of 5 p.m. and 1 a.m., seven days a week. 3. The valet drop-off area and key station may be located within the green canopy adjacent to the Office Tower. 4.
Only a single lane of valet vehicles will be permitted in the drop-off area. 5. Keys are required to remain in the ignition of valet vehicles left at the drop-off area. 6. Tenant shall keep fire lanes clear of valet vehicles at all times. 7. Tenant shall be responsible for conducting and maintaining its valet service in full compliance with all federal, state and municipal laws and regulations affecting such activity. 8. Tenant shall be solely responsible for (a) policing the area to be used for valet drop-off and parking; (b) all costs associated with the valet service and incidents thereto; and (c) all liabilities arising from the operation of the valet service. 9. Tenant and/or its designated agent, at its sole cost and expense, shall provide proof of, and maintain in full force and effect, comprehensive liability insurance with respect to the Premises and operations of its valet service in an amount not less than one million dollars ($1,000,000) combined single limit bodily injury, personal injury, death and property damage liability per occurrence, subject to such increases in an amount as Landlord may reasonably require from time to time. Policy or policies to include a provision that (a) coverage shall be primary with respect to any loss or claim arising directly or indirectly out of the operations of Tenant and/or its designated agent, any policies carried by Landlord shall be excess and non-contributing with such polity or policies, and (b) that Landlord and Landlord's
Agent shall be additional named insured under such policy or policies, and (3) a provision that insurer will not cancel, or materially change the coverage provided by such policy without first giving Landlord thirty (30) days prior written notice.

                 PARKING RULES

1. Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles herein called "Permitted Size Vehicles." Vehicles other than Permitted Size Vehicles are herein referred to as "Oversized Vehicles."

2. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities.

3. Parking stickers or identification devices shall be the property of Landlord and shall be returned to Landlord by the holder thereof upon termination of the holder's parking privileges. Tenant will pay such replacement charge as is reasonably established by Landlord for the loss of such devices.

4. Landlord reserves the right to refuse the sale of monthly identification devices to any person or entity that willfully refuses to comply with the applicable rules, regulations, laws, and/or agreements as set forth by the Landlord.

5. Landlord reserves the right to relocate all or a part of parking spaces from floor to floor, within one floor, and/or to reasonably adjacent offsite location(s), and to reasonably allocate them between compact and standard size spaces, as long as the same complies with applicable laws, ordinances, and regulations.

6. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

7. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Landlord will not be responsible for any damage to vehicles, injury to persons, or loss of property, all of which risks are assumed by the party using the parking area.

8. Validation, if established, will be permissible only by such method or methods as Landlord and/or its licensee may establish at rates generally applicable to visitor parking.

9. The maintenance, washing, waxing, or cleaning of vehicles in the parking structure or Common Areas is prohibited.

10. Tenant shall be responsible for seeing that all of its employees, agents, and invitees comply with the applicable parking rules, regulations, laws, and agreements.

11. Landlord reserves the right to modify these rules and/or adopt such other reasonable and non-discriminatory rules and regulations as it may deem necessary for the proper operation of the parking area.

12. Such parking use, as is herein provided, is intended merely as a license only, and no bailment is intended or shall be created hereby.

13. Any vehicle not parked in a marked stall shall be towed at vehicle owner's expense.

14. No overnight parking shall be permitted without prior consent of Landlord.

15. If Tenant or its' employees park in any non-designated parking area, Landlord may charge Tenant, as an additional charge, twenty-five dollars ($25.00) per day for each day or partial day such vehicle is parked in any part of the common areas other than that designated.

16. Landlord reserves the right to designate reserved parking spaces in the parking areas.

17. Landlord reserves the right to require Tenant and its employees to park vehicles on designated levels of the parking structure.

18. Tenant acknowledges that it is responsible and agrees to comply with existing and future South Coast Air Quality Management District (SCAQMD) mandates and requirements imposed on major employers in Southern California.

By execution below, I acknowledge that I understand and agree to abide by all the Rules and Regulations stated above.

"TENANT"

Liberty National Bank,
a National Banking Association


By: /s/ Philip S. Inglee
   Philip S.  Inglee
   President and Chief Executive Officer

Date: 2/2/96

                                    EXHIBIT "C"

                  CONFERENCE CENTER RESERVATION/RENTAL AGREEMENT


Date_____________________________________

Tenant's                              Tenant's
Name____________________________________        Suite_______________________

Reservation Date/Time:

   Date_____________________________       Time_____________________________

        _____ Hourly (Minimum 2 hours)

        _____ _ Day

        _____ One (1) Day

Floor Plan Set-UP..........No. 1 _____     No. 2 _____    No. 3
_____   No. 4 _____

Coffee Supplies
Required.............................................Yes ______   No _______

        10 persons...$15.00 _____          25 persons...$20.00
_____
        50 persons...$50.00 _____          75 persons...$75.00
_____

Acknowledgment and Agreement:

I hereby agree and acknowledge that the terms and conditions of the Lease by and between LIU CORP. and _____________________________________________ will be applicable when leasing and utilizing the Conference Center, Suite 210, as stated above.

In addition, the security deposit may be retained in part or in whole as payment for any damage to the carpet, walls, furniture, fixtures and equipment as a result of our usage.


__________________________________________      ___________________________
Tenant Signature                      Date
(Authorized Agent)


**************************************************************************
                     (To be completed by Property Management)

Security Deposit:

   Date Received ____________________ Check No. _______________   Amount $_____

   Held on Account __________________ Check No. _______________   Amount $___

   Check Returned _______________________________________________ _____________
                  Tenant Signature                   Date

                                    EXHIBIT "D"

                                 EXTERIOR SIGNAGE

1. Monument Signage: Tenant shall be entitled to install, at Tenant's sole cost and expense, four (4) monument placards at the Center; two (2) placards on the monument sign at the corner of Beach Blvd. & Warner Avenue and two (2) placards on the monument sign at the corner of Ash Street & Warner Avenue. These sign placards shall be submitted to the Landlord for approval and installed by Landlord's sign contractor.

   The locations of the tenant placards, as depicted below, do not necessarily reflect the exact location of specified tenant placards.

   Tenant will be granted:

Sign A - Two (2) large placards;




























Sign B - Two (2) small placards.































2. Exterior Signage: Planned Sign Program No. 84-2 as Approved by the City of Huntington Beach:

A.  GENERAL PROVISIONS:

   l. No sign shall be installed, erected, altered, or reconstructed without prior City approval and issuance of appropriate Building Division permits.

        a) Prior to submittal for plan check and issuance of permits, the sign plans must be approved by the owner or owner's representative.

        b) UL listed housing or sleeving shall be required for all wall signage.

   2. Copy shall be limited to the establishment's name and/or product name.

        a)  Box-type or can signs are prohibited.

        b)  Exposed raceway signs are prohibited.

        c) Each letter, numeral or unit, shall comply with the following color specifications:

             (1) Approved letter colors are #72358 red and #899 turquoise.

             (2) Approved letter return and trim cap color shall be #899 turquoise.

             (3)  Transparent sign faces are prohibited.

   3. No tenant shall affix or maintain upon the exterior walls of the premises or the buildings or in the parking lot and landscape areas any signs other than as permitted herein except with the City's and landlord's approvals.

        a) Temporary signs, such as banners, can only be permitted in accordance with Section 976C.16 of the Huntington Beach
Ordinance Code.

        b) Each retail or restaurant tenant may place on their service or delivery door one sign indicating the name of their business name in white lettering not to exceed 3" in height nor more that 100 square inches. This sign shall be located at a height of 5'6".

B.  WALL SIGNAGE:

   1. Each tenant in the retail/restaurant buildings adjacent to the Office Tower establishment shall be permitted one illuminated reverse aluminum pan channel letter sign:

        a) To be located only on the space and on the surface specially provided for same of the building exterior.

        b) No other signage is permitted on the exterior of the premises.

        c) Tenants with a corner unit will be permitted two signs providing the sign area does not exceed the maximum allowed by City codes or as designated in this sign criteria.

   2. Maximum letter height for the retail establishments shall be twenty-four (24) inches.

   3.  Minimum letter size shall be ten (10) inches.

   4.  Sign length shall not exceed 75% of leasehold width.
Signage area shall be centered on facia vertically.

   5. Upper and lower case letters from the top of the ascender to the bottom of the descender shall not exceed thirty-six (36) inches in overall height.

   6. Maximum letter height for Holiday Health Spa and the Edwards Cinemas shall be thirty (30) inches.

   7. Signage for the retail establishments shall not exceed the provisions of Section 9760.10 of the Huntington Beach Ordinance
Code.

   8.  Signs shall be illuminated in such a way to create a back-lit effect.

                               LEASE SPECIFICATIONS
                                  BY AND BETWEEN
                      LIU CORP., A CALIFORNIA CORPORATION AND
                               LIBERTY NATIONAL BANK
                           FOR SIGNS AT GUARDIAN CENTER

3.  Exterior Signage (Likeness):

A.  GENERAL PROVISIONS:

   1. The design and construction of Tenant's exterior sign must receive written approval by Landlord prior to fabrication and installation.

   2. Tenant shall not hang any banners, signs and/or posters (hereinafter collectively referred to as "Signs") of any kind whatsoever in any exterior portion of the leased premises without the prior written approval from Landlord and the City of Huntington Beach. (Please refer to the Rules and Regulations attached to and made a part of the Lease.)

   3.  All signs shall be in accordance with Section 976C.16 and/or
Section 9760.10 of the Huntington Beach Ordinance Code.

   4.  Tenant shall pay for all signs, their installation
(including final connection, transformers and all other labor and materials) and maintenance. Tenant's sign contractor must file, pay for and obtain any licenses, permits and variances as required for sign installation.

   5. Tenant will notify Landlord of the installation schedule no less than twenty four (24) hours prior to the scheduled installation.

B.  BLUE PRINTS/DRAWINGS:

   1. In order to obtain the Landlord's written approval for each sign two (2) blue prints/drawings, which will depict size, color, material, location, etc., will be submitted with a written request for approval. One (1) blue print/drawing will be retained for Landlord's records. Upon the written approval (denoted on the blue print) one original blue print will be returned to the Tenant or Tenant's sign contractor. A plot plan indicating location of Tenant sign must be included.

   2. Neon tubing sizes, colors, wattage and intensity must be depicted on blue prints.

   3. Tenant should allow three (3) to five (5) working days for Landlord's written approval.

C.  FABRICATION AND INSTALLATION:

   The fabrication and installation of all signs shall be subject to the following restrictions:

   1. All Channel letters are to be fabricated with .060 aluminum sheet. Seams on letter returns to be welded sanded and buffed prior to painting. Channelume, Channel Classic and Channel LET-R-edge will not be permitted.

   2.  Three and one-half inch (3 1/2") deep letter returns.

   3.  Neon tubing will be 13 millimeters.

   4. 30 MA high power factor transformers must be used. No exposed lamps will be permitted.

   5. All penetrations of the building structure required for sign installation shall be sealed in a watertight condition and be patched to match adjacent finish.

   6.  No sign company labels will be permitted on the exposed
surfaces of the signs except those required by Underwriters    Laboratories
(UL) which shall be placed in an inconspicuous location.

   7. The Landlord shall provide primary electrical service terminations to the signage area on the rear side of the parapet wall.

   8. All signs shall conceal all necessary wiring, ballasts, transformers, starters and other necessary equipment within their individual letters or behind storefront construction.

   9. It will be the responsibility of the Tenant's sign contractor to verify all conduit and transformer locations and service prior to fabrication.

   10. The contractor who installs the signage will provide a Certificate of Insurance for property and liability insurance in the amount of $1,000,000 naming Landlord and Landlord's agent as additional insureds prior to the installation of any signs.

   11. The contractor who installs the signage will comply with all City and State building codes.

   12. Further information regarding contractors and signage can be obtained in the Lease.

D.  NON-CONFORMANCE

   1. Any sign that is installed by Tenant which is not in conformance with the approved drawings shall be corrected by Tenant within fifteen (15) days after written notice by Landlord. In the event Tenant's sign is not brought into conformance within said fifteen (15) day period, then Landlord shall have the option to correct said sign at Tenant's sole cost and expense.

                                    EXHIBIT "E"

                                    WORK LETTER

This Exhibit "E" is attached to and made a part of that certain Lease dated October 30th, 1995, by and between LIU CORP., a California corporation ("Landlord"), and Liberty National Bank, hereinafter called "Tenant") for the Premises known as 17011 Beach Blvd., Suites 100 and 120, Huntington Beach, California 92647.

1. APPLICATION OF EXHIBIT

   Capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease. The provisions of this Work Letter shall apply to the planning and completion of leasehold improvements requested by Tenant (the
"Tenant Improvements") for the fitting out of the initial
Premises, as more fully set forth herein.

2. LANDLORD AND TENANT PRE-CONSTRUCTION OBLIGATIONS

   a) Preliminary Space Plans. Pursuant to paragraph 51.2 Tenant's space planner will develop preliminary space plans for the Tenant Improvements ("the Preliminary Space Plans"), which include, without limitation, sketches and/or drawings showing locations of doors, partitioning, electrical fixtures, outlets and switches, plumbing fixtures and other requirements, which are subject to mutual agreement by Landlord and Tenant and determined
by Tenant as required for its use of the Premises.   Landlord and
Landlord's Architect shall be entitled, in all respects, to rely upon all information supplied by Tenant regarding the Tenant Improvements.

   b)   Working Drawings.   Within twenty-one (21) days following
OCC approval of this Lease Tenant's Architect shall prepare working drawings ("the Working Drawings") for the Tenant Improvements based upon the approved Preliminary Space Plans. The Working Drawings shall include architectural drawings for the Tenant Improvements based on the Preliminary Space Plans. Notwithstanding the Preliminary Space Plans, in all cases the Working Drawings (i) shall be subject to Landlord's final approval, which approval shall not be unreasonably withheld, (ii) shall not be in conflict with building codes for the City or County or with insurance requirements for a fire resistive Class A Office Tower, and (iii) shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits and licenses required for construction.
   c) Approval of Working Drawings. Tenant or Tenant's Architect shall submit the Working Drawings to Landlord for Landlord's and Landlord's Architects review to confirm compliance with the Preliminary Space Plan, and Tenant shall notify Landlord and Tenant's Architect within five (5) business days after delivery thereof of any requested revisions. Within five (5) days after receipt of Landlord's notice, Tenant's Architect shall make all approved revisions to the Working Drawings and submit two (2) copies thereof to Tenant and Landlord for its final review and approval, which approval shall be given within three (3) business days thereafter. Concurrently with the above review and approval process, Tenant's Architect may submit all plans and specifications to City and other applicable governmental agencies in an attempt to expedite City approval and issuance of all necessary permits and Licenses to construct the Tenant
Improvements as shown on the Working Drawings. Any changes which are required by City or other governmental agencies shall be immediately submitted to Landlord and Tenant for review and reasonable approval.

   d) Schedule of Critical Dates. Set forth below is a schedule of certain critical dates relating to Landlord's and Tenant's respective obligations for the design and construction of the Tenant Improvements. Such dates and the respective obligations of Landlord and Tenant are more fully described elsewhere in this Work Letter. The purpose of the following schedule is to provide a reference for Landlord and Tenant and to make certain the Final Approval Date occurs as set forth herein. Following the Final Approval Date, Tenant shall be deemed to have released Landlord to commence construction of the Tenant Improvements as set forth in
Section 4 below.

   Reference                Date Due                 Responsible
Party

A. "Preliminary Space Plan Approval"  Thirty (30) days after
Board Approval    Tenant & Landlord


B. "Working Drawings Completion" Twenty-one (21) days after
OCC     Tenant & Landlord
                            Approval

C. "Working Drawings Review"          Five (5) business days
after Tenant's    Tenant & Landlord
                            Architect submits the Working
                            Drawings to Landlord & Tenant

D. "Working Drawings Revisions"       Five (5) business days
after Tenant &    Tenant & Landlord
                            Landlord return the Working Drawings
                            to Tenant's Architect

E. "Final Approval Date"              Three (3) business days
after Tenant's    Tenant & Landlord
                            Architect submits the revised Working
                            Drawings to Landlord & Tenant
3. BUILDING PERMIT

   After the Final Approval Date has occurred, Tenant's Architect shall, if Tenant's Architect has not already done so, submit the Working Drawings to the appropriate governmental body or bodies for final plan checking and a building permit. Tenant's Architect, with Landlord's and Tenant's cooperation, shall cause to be made any change in the Working Drawings necessary to obtain the building permit; provided, however, after the Final Approval Date, no changes shall be made to the Working Drawings without the prior written approval of both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from such changes.

4. CONSTRUCTION OF TENANT IMPROVEMENTS

   After the Final Approval Date has occurred and a building permit for the work has been issued, Landlord shall, through a construction contract ("Construction Contract") with a reputable, licensed contractor selected by Landlord ("Contractor"), cause the construction of the Tenant Improvements to be carried out in substantial conformance with the Working Drawings in a good and workmanlike manner using first-class materials. The costs associated with the construction of the Tenant Improvements shall be paid as set forth in Section 5 and 6 of this Work Letter. Landlord shall see that the construction complies with all applicable building, fire, health, and sanitary codes and regulations, the satisfaction of which shall be evidenced by a certificate of occupancy for the Premises.

5. TENANT IMPROVEMENT ALLOWANCE

   Landlord shall provide Tenant with a Tenant Improvement Allowance as set forth in Section 51.1 of the Lease towards the cost of the design, purchase and construction of the Tenant Improvements, including without limitation design, engineering and consulting fees (collectively, the "Tenant Improvement Costs"). The Tenant Improvement Allowance shall be used for payment of the following Tenant Improvements Costs:

        (i) Preparation by Tenant's Architect of the Preliminary Space Plans and the Working Drawings as provided in Section 2 of this Work Letter, including without limitation all fees charged by City (including without limitation fees for building permits and plan checks) in connection with the Tenant Improvements work in the Premises;

        (ii) Construction work for completion of the Tenant
Improvements as reflected in the Construction Contract;

        (iii) All contractors' charges, general conditions, performance bond premiums and construction fees; and

        (iv) Tenant Improvements which shall be depicted on the approved Preliminary Space Plans.

   In the event that Tenant does request modifications, changes or alterations of the Tenant Improvements from what is shown on said approved Preliminary Space Plans, or causes any Tenant Delays as defined in Section 7 of this Work Letter, then all associated costs that exceed the Tenant Improvement Allowance shall be borne by Tenant. If Tenant does seek to modify, change or alter the Tenant Improvements from the approved Preliminary Space Plans, or does cause a Tenant Delay, Tenant shall pay to Landlord any excess costs resulting therefrom in accordance with Section 6 of this Work Letter.

6. CHANGE ORDERS

   Tenant may from time to time request and obtain change orders before or during the course of construction provided that: (i) each such request shall be reasonable, shall be in writing and signed by or on behalf of tenant, and shall not result in any structural change in the Building, as reasonably determined by Landlord, (ii) all additional charges and costs, including without limitation architectural and engineering costs, construction and material costs, and processing costs of any governmental entity shall be the sole and exclusive obligation of Tenant, and (iii) any resulting delay in the completion of the Tenant Improvements shall be deemed a Tenant Delay and in no event shall extend the Commencement Date of the Lease. Upon Tenant's request for a change order, Landlord shall as soon as reasonably possible submit to Tenant a written estimate of the increased or decreased cost and anticipated delay, if any, attributable to such requested change. Within three (3) business days of the date such estimated costs adjustment and delay are delivered to Tenant, Tenant shall advise Landlord whether it wishes to proceed with the change order, and if Tenant elects to proceed with the change order, Tenant shall remit, concurrently with Tenant's notice to proceed, the amount of the increased costs that exceed the Tenant Improvement Allowance, if any, attributable to such change order. Unless Tenant includes in its initial change order request that the work in process at the time such request is made be halted pending approval and execution of a change order, Landlord shall not be obligated to stop construction of the Tenant Improvements, whether or not the change order relates to the work then in process or about to be started.

7. TENANT DELAYS

   In no event shall the Commencement Date of the Lease be extended or delayed due or attributable to delays due to the fault of Tenant ("Tenant Delays"). Tenant Delays shall include, but are not limited to, delays caused by or resulting from any one or more of the following:

   a) Tenant's failure to timely review and reasonably approve the Working Drawings or to furnish information to Landlord or Landlord's Architect for the preparation by Landlord or Landlord's Architect of the Working Drawings;

   b) Tenant's request for or use of special materials, finishes or installations which are not readily available, provided that Landlord shall notify Tenant in writing that the particular material, finish, or installation is not readily available promptly upon Landlord's discovery of same;

   c)   Change orders requested by Tenant;

   d) Interference by Tenant or by Tenant's Agents with Landlord's construction activities;

   e) Tenant's failure to approve any other item or perform any other obligation in accordance with and by the dates specified herein or in the Construction Contract;

   f) Tenant's requested changes in the Preliminary Space Plans, Working Drawings or any other plans and specifications after the approval thereof by Tenant or submission thereof by Tenant to Landlord;

   g) Tenant's failure to approve written estimates of costs in accordance with this Work Letter; and

   h) Tenant's obtaining or failure to obtain any necessary governmental approvals or permits for Tenant's intended use of the Premises, other than building permits that Landlord shall obtain.

If the Commencement Date of the Lease is delayed by any Tenant delays, whether or not within the control of Tenant, then the Commencement Date of the Lease and the payment of Rent shall be accelerated by the number of days of such delay. Landlord shall give Tenant written notice within a reasonable time of any circumstance that Landlord believes constitutes a Tenant Delay.

8. TRADE FIXTURES AND EQUIPMENT

   Tenant acknowledges and agrees that Tenant is solely responsible for obtaining, delivering and installing in the Premises all necessary and desired furniture, trade fixtures, equipment and other similar items, and that Landlord shall have no responsibility whatsoever with regard thereto. Tenant further acknowledges and agrees that neither the Commencement Date of the Lease nor the payment of Rent shall be delayed for any period of time whatsoever due to any delay in the furnishing of the Premises with such items.

9. FAILURE OF TENANT TO COMPLY

   Any failure of Tenant to comply with any of the provisions contained in this Work Letter within the times for compliance herein set forth shall be deemed a default under the Lease. In addition to the remedies provided to Landlord in this Work Letter upon the occurrence of such a default by Tenant, Landlord shall have all remedies available at law or equity to a landlord against a defaulting tenant pursuant to a written lease, including but not limited to those set forth in the Lease.





"TENANT"

Liberty National Bank,
a National Banking Association
By:/s/ Philip S. Inglee
   Philip S.  Inglee
   President and Chief Executive Officer


Date: 2/2/96